As filed with the Securities and Exchange Commission on April 27 , 2009
File No. 333-145831

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment  No.  4 to Form S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SURFACE COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	5039	20-8611799
(State or jurisdiction of incorporation or organization)	(Primary Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

2010 Industrial Blvd, Suite 605, Rockwall, Texas 75087     (972) 722-7351
(Address, including the ZIP code & telephone number, including area code of Registrant's principal executive office)

2010 Industrial Blvd, Suite 605, Rockwall, Texas 75087     (972) 722-7351
 (Address of principal place of business or intended principal place of business)

Richard Pietrykowski
2010 Industrial Blvd, Suite 605, Rockwall, Texas 75087     (972) 722-7351
 (Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:	J Hamilton McMenamy Law Offices of J. Hamilton McMenamy, P.C. 8222 Douglas, Suite 850 Dallas, Texas 75225 (214) 706-0938 Tel (214) 550-8179 Fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|
  April 27 , 2009

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |X| File No. 333-145831

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|
_________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share(1)	Minimum/Maximum Proposed Aggregate Offering(1)	Amount of Registration Fee
Common stock, $0.001 par value Minimum Maximum	100,000 1,000,000	$0.50 $0.50	$ 50,000 $500,000	$ 10 $ 64
Total maximum	1,000,000	$0.50	$500,000	$ 64

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. |X|

(1) Estimated solely for the purpose of calculating the registration fee.

Initial public offering prospectus

Surface Coatings, Inc.

Minimum of 100,000 shares of common stock, and a
Maximum of 1,000,000 shares of common stock
$0.50 per share

We are making a best efforts offering to sell common stock in our company. The common stock will be sold by our officers and directors, Richard Pietrykowski and John Donahoe after the effective date of this registration statement. The offering price was determined arbitrarily and we will raise a minimum of $50,000 and a maximum of $500,000. The money we raise in this offering before the minimum amount, $50,000, is sold will be deposited in a separate non-interest bearing bank account where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit them in our bank account and retain the transfer agent who will then issue the shares. The offering will end on  September 5, 2009 and if the minimum subscription is not raised by the end of the offering period, all funds will be refunded promptly to those who subscribed for our shares, without interest. There is no minimum purchase requirement for subscribers. As of the date of this prospectus we have received subscriptions of $53,050 which is more that the minimum offering amount. These subscribers will need to re-subscribe by completing a new subscription agreement and if they do not take any action before the termination of the offering, all of their funds will be returned to them. After the offering, our officers and directors, Richard Pietrykowski and John Donahoe will continue to own sufficient shares to control the company.

The Offering:
	100,000 shares		1,000,000 shares
	Minimum offering		Maximum offering
	Per Share	Amount	Per Share	Amount

Public Offering Price	$0.50	$50,000	$0.50	$500,000

Offering expenses are estimated to be $16,769 if the minimum number of shares are sold, which equates to $0.08 per share, and $33,769 if the maximum number of shares are sold, which equates to $0.04 per share.

There is currently no market for our shares. We intend to work with a market maker who would then apply to have our securities quoted on the over-the-counter bulletin Board or on an exchange as soon as practicable after our offering. We will close our offering on September 5, 2009. However, it is possible that we do not get trading on the over-the-counter bulletin Board, and if we do get quoted on the bulletin board, we may not satisfy the listing requirements for an exchange, which are greater than that of the bulletin board.
____________________________

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on Page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

_____________________________

                                                                                                                                                  This Prospectus is dated __________________________

PROSPECTUS SUMMARY
OUR COMPANY

We were formed as a corporation on February 12, 2007 in Nevada in order to acquire 100% of the outstanding stock of Surface Armor, LLC, a Texas limited liability company (SAL).

Surface Coatings, Inc is a converter and master distributor of temporary surface protection tapes, serving the Americas from our operations and distribution center in Rockwall, Texas. We inventory a wide assortment of self-adhering, bulk films and convert them into rolls of tape at customer-specified widths, lengths, and quantities. We specialize in providing custom products, in reasonable quantities, at standard prices, and at off-the-shelf turnaround times. The company was established to provide companies and individuals with the most progressive and positive answers to their temporary surface protection needs, quickly and at a reasonable price. The Surface Coatings, Inc warehouse is climate controlled which means our customers receive the highest quality without worrying about freeze/thaw or the 100+ degree Texas heat damaging their products. Additionally, Surface Coatings, Inc takes pride in having a “Can Do” attitude, maintaining customer-service-based relationships and dedicating ourselves to helping customers find solutions to both recurring and out-of-the-ordinary problems.  Our website is www.conarmor.com.

THE OFFERING

Our officers and directors will be selling the offering.
	Minimum	Midpoint	Maximum
Common shares offered	100,000	500,000	1,000,000
Common shares outstanding before this offering	5,000,000	5,000,000	5,000,000
Total shares outstanding after this offering	5,100,000	5,500,000	6,000,000

As of the date of this prospectus, we have received subscriptions of $53,050 which is more that the minimum offering amount. These subscribers will need to re-subscribe by completing a new subscription agreement and if they do not take any action before the termination of the offering, all of their funds will be returned to them. Officers, directors and their affiliates will be able to purchase shares in this offering, but only up to 5% of the amount sold.

SUMMARY FINANCIAL DATA

The following table sets forth certain of our summary financial information. This information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus.

Balance Sheet	UNAUDITED Feb 28, 2009	AUDITED Dec 31, 2008	RESTATED Dec 31, 2007	RESTATED Dec 31, 2006
Working Capital	($73,486)	($70,218)	($29,577)	($21,098)
Total Assets	$190,561	$160,568	$69,194	$39,900
Total Liabilities	$319,278	$296,970	$152,043	$57,666
Stockholder’s Equity	($128,717)	($136,402)	($82,849)	($17,766)

Statement of Operations	UNAUDITED Feb 28, 2009	AUDITED Dec 31, 2008	RESTATED Dec 31, 2007	RESTATED Dec 31, 2006
Revenue	$99,468	$593,949	$269,904	$151,908
Cost of sales	$48,966	$337,477	$158,374	$115,857
General and administrative	$37,304	$268,695	$180,433	$98,677
Other income (expense)	($450)	($9,316)	($2,672)	($1,127)
Net income (loss)	$7,685	($53,553)	($71,575)	($63,753)
Income (Loss) per share: Basic & diluted	$0.00	($0.01)	($0.01)	($0.01)
Weighted Average Shares outstanding	5,000,000	5,000,000	5,000,000	5,000,000

RISK FACTORS

You should carefully consider the risks described below and all other information contained in this prospectus before making an investment decision. We have identified all material risks known to, and anticipated by, us as of the filing of this registration statement.

We have a limited operating history, with cumulative losses since inception, which, if losses continue, could cause us to run out of money and close our business.

We have an accumulated deficit from operations. There is not sufficient gross revenue and profit to finance our planned growth and, without additional financing as outlined in this prospectus, we could continue to experience losses in the future. Our accumulated deficit from operations through  February 28, 2009 was $185,209 . We may incur significant expenses in promoting our business, and as a result, will need to generate significant revenues over and above our current revenue to achieve consistent profitability. If we are unable to achieve that profitability, your investment in our common stock may decline or become worthless.

We rely on our two officers for decisions and they may make decisions that are not in the best interest of all stockholders.

We rely on our two officers, Richard Pietrykowski and John Donahoe, to direct the affairs of the company and rely upon them to competently operate the business. We do not have key man insurance on them and have no employment agreements with them. Should something happen to them, this reliance on two people could have a material detrimental impact on our business and could cause the business to lose its place in the market, or even fail. Such events could cause the value of our stock to decline or become worthless.

Our two officers will retain control over our business after the offering and may make decisions that are not in the best interest of all stockholders.

Upon completion of this offering, our two officers, Richard Pietrykowski and John Donahoe, will, in the aggregate, beneficially own approximately 90.00% (or 75.00% if maximum is sold) of the outstanding common stock. As a result, our two officers will have the ability to control all the matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all of our assets. They will also control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to take control of us, even if the transaction would be beneficial to other stockholders. This in turn could cause the value of our stock to decline or become worthless.

The nature of our business is dependent on a number of factors

Our quarterly and annual sales could vary significantly depending on a number of factors, including, but not limited to: a significant downturn in the construction and remodeling industry, fluctuating customer demand, delay or timing of raw materials, variations in selling product mix and price competition.  The failure of achieving quarterly or annual revenue and profits expectations would likely adversely affect the price of our common stock.

Although we believe the funds we raise in this offering will allow us to generate sufficient funds from operations, if that is not the case, we may have to raise additional capital which may not be available or may be too costly, which, if we cannot obtain, could cause us to have to cease our operations.

We expect that the funds we raise in this offering will take us to the point of a positive cash flow. However, if that does not turn out to be the case, our capital requirements could be more than our operating income. As of  February 28, 2009, our cash balance,exclusive of cash held for subscriptions received which is not available to us until our Post Effective Amendment becomes effective,was  $0. We do not have sufficient cash to indefinitely sustain operating losses, but believe we can continue generate positive cash flow within twelve months from the funds raised in this offering. Our potential profitability depends on our ability to generate and sustain substantially higher net sales with reasonable expense levels. We may not operate on a profitable basis or that cash flow from operations will be sufficient to pay our operating costs. We anticipate that the funds raised in this offering will be sufficient to fund our planned growth for the year after we close on the offering assuming we raise the minimum amount in this offering. Thereafter, if we do not achieve profitability, we will need to raise additional capital to finance our operations. We have no current or proposed financing plans or arrangements other than this offering. We could seek additional financing through debt or equity offerings. Additional financing may not be available to us, or, if available, may be on terms unacceptable or unfavorable to us. If we need and cannot raise additional funds, further development of our business, upgrades in our technology, additions to our product lines may be delayed or postponed indefinitely; if this happens, the value of your investment could decline or become worthless.

No public market for our common stock currently exists and an active trading market may never materialize, and an investor may not be able to sell their stock.

Prior to this offering, there has been no public market for our common stock. We plan work with a market maker who would then apply to have our securities quoted on the OTC Bulletin Board. In order to be quoted on the OTCBB, we must be sponsored by a participating market maker who would make the application on our behalf; at this time, we are not aware of a market maker who intends to sponsor our securities and make a market in our stock. Assuming we become quoted, an active trading market still may not develop and if an active market does not develop, the market value could decline to a value below the offering price in this prospectus. Additionally, if the market is not active or illiquid, investors may not be able to sell their securities.

If a public trading market for our common stock materializes, we will be classified as a ‘penny stock’ which has additional requirements in trading the stock, which could cause you not to be able to sell your stock.

The U.S. Securities and Exchange Commission treats stocks of certain companies as a ‘penny stock’. We are not aware of a market maker who intends to make a market in our stock, but should we be cleared to trade, we would be classified as a ‘penny stock’ which makes it harder to trade even if it is traded on an electronic exchange like the over-the-counter bulletin board. These requirements include (i) broker-dealers who sell to customers must have the buyer fill out a questionnaire, and (ii) broker-dealers may decide upon the information given by a prospective buyer whether or not the broker-dealer determines the stock is suitable for their financial position. These rules may adversely affect the ability of both the selling broker-dealer and the buying broker-dealer to trade your securities as well as the purchasers of your securities to sell them in the secondary market. These requirements may cause potential buyers to be eliminated and the market for the common stock you purchase in this offering could have no effective market to sell into, thereby causing your investment to be worthless.

Investing in a penny stock has inherent risks, affecting both brokers, buyers and sellers, which could cause the marketability of your stock to be lesser than if there were not those requirements.

When a seller of a ‘penny stock’ desires to sell, they must execute that trade through a broker. Many brokers do not deal in penny stocks, so a seller’s ability to market/sell their stock is reduced because of the number of brokers who engage in trading such stocks. Additionally, if a broker does engage in trading penny stocks, and the broker has a client who wishes to buy the stock, they must have the client fill out a number of pages of paperwork before they can execute the trade. These requirements cause a burden to some who may decide not to buy because of the additional paperwork. Thus, the marketability of your stock is less as a penny stock than as a stock listed on an exchange. This could cause your investment to be worth less liquid and investors may not be able to market their shares effectively.

Shareholders purchasing shares in this offering will experience immediate and substantial dilution, causing their investment to immediately be worth less than their purchase price.

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering. This means that if you buy stock in this offering at $0.50 per share, you will pay substantially more than our current shareholders. The following represents your dilution: (a) if the minimum of 100,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to ($0.02) per share and an immediate dilution to the new shareholders of $0.52 per common share; (b) if the midpoint of 500,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to $0.02 per share and an immediate dilution to the new shareholders of $0.48 per common share. and (c) if the maximum of 1,000,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to $0.06 per share and an immediate dilution to the new shareholders of $0.44 per common share.

Investors are not able to cancel their subscription agreements they sign, therefore losing any chance to change their minds.

Once the Company receives an investors subscription, they will not be able to cancel their subscription. The investor will therefore lose any right or opportunity to change their mind after receipt by the Company.

Our offering price of $0.50 was determined arbitrarily by our President.  Your investment may not be worth as much as the offering price because of the method of its determination.

The President arbitrarily determined the price for the offering of $0.50 per share.  As the offering price is not based on a specific calculation or metric the price has inherent risks and therefore your investment could be worth less than the offering price.

Our opinion from our independent certified public accountant has a paragraph that states that we do not have sufficient capital to continue as a going concern

A ‘going concern opinion’ which was expressed by our auditor means that in their opinion we do not have sufficient capital resources to operate for the next twelve months in a manner similar to other companies in our industry. The risk to you should you purchase common stock in this offering is that we do not raise sufficient capital and do not continue as a going concern and the amount you can sell your common stock purchased in this offering is lower than the amount you paid for it.

FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements. These forward looking statements are not historical facts but rather are based our current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks" and "estimates", and variations of these words and similar expressions, are intended to identify forward looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecasted in the forward looking statements. In addition, the forward looking events discussed in this prospectus might not occur. These risks and uncertainties include, among others, those described in "Risk Factors" and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect our management's view only as of the date of this prospectus.

DILUTION

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering.

The book value of our common stock as of  February 28, 2009 was negative $128,717 or negative $0.03 per share. Projected book value per share is equal to our total assets, less total liabilities, divided by the number of shares of common stock outstanding.

After giving effect to the sale of common stock offered by us in this offering, and the receipt and application of the estimated net proceeds (at an initial public offering price of $0.50 per share, after deducting estimated offering expenses), our projected book value as of February 28, 2009 would be:
Negative $95,485 or negative $0.02 per share, if the minimum is sold, positive $97,015 or $0.02 per share, if the midpoint amount is sold, and $337,515 or $0.06 per share, if the maximum is sold.

This means that if you buy stock in this offering at $0.50 per share, you will pay substantially more than our current shareholders. The following represents your dilution:

•
if the minimum of 100,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to negative $0.02 per share and an immediate dilution to the new shareholders of $0.52 per common share.

•
if the midpoint amount of 500,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to $0.02 per share and an immediate dilution to the new shareholders of $0.48 per common share.

•
if the maximum of 1,000,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to $0.06 per share and an immediate dilution to the new shareholders of $0.44 per common share.

The following table illustrates this per share dilution:

	Minimum	Midpoint	Maximum
Assumed initial public offering price	$0.50	$0.50	$0.50
Book value as of February 28, 2009	($0.03)	($0.03)	($0.03)
Projected book value after this offering	($0.02)	$0.02	$0.06

Increase attributable to new stockholders:	$0.03	$0.05	$0.09

Projected book value as of
February 28, 2009 after this offering	($0.02)	$0.02	$0.06
Decrease to new stockholders	($0.52)	$(0.48)	$(0.44)
Percentage dilution to new stockholders	104%	96%	88%

The following table summarizes and shows on a projected basis as of November 30, 2009, the differences between the number of shares of common stock purchased, the total consideration paid and the total average price per share paid by the existing stockholders and the new investors purchasing shares of common stock in this offering:

Minimum offering	Number of shares owned	Percent of shares owned	Amount paid	Average price per share
Current investors	5,000,000	98.04	$13,500	$0.01
New investors	100,000	1.96	$50,000	$0.50
Total	5,100,000	100.00	$63,500

Midpoint offering
Current investors	5,000,000	90.91	$ 13,500	$0.01
New investors	500,000	9.09	$250,000	$0.50
Total	5,500,000	100.00	$263,500

Maximum offering
Current investors	5,000,000	83.33	$ 13,500	$0.01
New investors	1,000,000	16.67	$500,000	$0.50
Total	6,000,000	100.00	$513,500

PLAN OF DISTRIBUTION

The common stock is being sold on our behalf by our two officers and directors, who will receive no commission on such sales. All sales will be made by personal contact by our two officers and directors, Richard Pietrykowski and John Donahoe. We will not be mailing our prospectus to anyone or soliciting anyone who is not personally known by them, or introduced or referred to them. We have no agreements, understandings or commitments, whether written or oral, to offer or sell the securities to any individual or entity, or with any person, including our attorney, or group for referrals and if there are any referrals, we will not pay finders fees.

The officers will be selling the common stock in this offering relying on the safe harbor from broker registration under the Rule 3a4-1(a) of the Securities Exchange Act of 1934. The officers qualifies under this safe harbor because they (a) are not subject to a statutory disqualification, (b) will not be compensated in connection with his participation by the payment or other remuneration based either directly or indirectly on transactions in the securities, (c) are not an associated person of a broker dealer, and have not been an associated person of a broker dealer within the preceding twelve months, and (d) primarily performs, and will perform, after this offering, substantial duties for the issuer other than in connection with the proposed sale of securities in this offering, and he is not a broker dealer, or an associated person of a broker dealer, within the preceding 12 months, and they have not participated in selling securities for any issuer in the past 12 months and shall not sell for another issuer in the twelve months following the last sale in this offering.

Additionally, they will be contacting relatives, friends and business associates to invest in this offering and provide them with a printed copy of the prospectus and subscription agreement. No printed advertising materials will be used for solicitation, no internet solicitation and no cold calling people to solicit interest for investment.  Officers, directors and affiliates may purchase shares in this offering, but only up to five percent of the total amount sold.

The money we raise in this offering before the minimum amount is sold will be deposited in a separate non-interest bearing bank account where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit the funds in our bank account and retain the transfer agent who will then issue the shares. We do not have an escrow agreement or any other agreement regarding the custody of the funds we raise. The offering will end on September 5, 2009 and if the minimum subscription is not raised by the end of the offering period, all funds will be refunded by the end of the next business day to those who subscribed for our shares, without interest. The offering will close on  September 5, 2009 , if not terminated sooner.

The subscription agreement will provide investors the opportunity to purchase shares at $0.50 per share by purchasing directly from the Company. The agreement also provides that investors are not entitled to cancel, terminate or revoke the agreement. In addition, if the minimum subscription is not raised by September 5, 2009 , the subscription agreement will be terminated and any funds received will be promptly returned to the investors. Changes in the material terms of this offering and the effective date of this registration statement will terminate the original offer and subscribers would then be entitled to a refund, or alternatively, be required to re-subscribe by completing a new Subscription Agreement that reflects the changes in the terms of the offering. As of the date of this prospectus, we have received subscriptions of $53,050 which is more that the minimum offering amount. These subscribers will need to re-subscribe by completing a new subscription agreement and if they do not take any action before the termination of the offering, all of their funds will be returned to them . Material changes include a) extension of the offering period beyond September 5, 2009 , b) a change in the offering price, c) a change in the minimum purchase required by investors, d) a change in the amount of proceeds necessary to release proceeds to the company, and e) a change in the application of proceeds from the offering.

Certificates for shares of common stock sold in this offering will be delivered to the purchasers by Signature Stock Transfer, Inc., the stock transfer company chosen by the company within 30 days of the minimum subscription amount being raised. The transfer agent will only be engaged in the event that we obtain at least the minimum subscription amount in this offering.

USE OF PROCEEDS

The total cost of the minimum offering is estimated to be $16,769, or $33,769 if the maximum is sold consisting primarily of legal, accounting and blue sky fees (the fees charged by regulatory agencies or states with regard to this offering).

The following table sets forth how we anticipate using the proceeds from selling common stock in this offering, reflecting the minimum and maximum subscription amounts:

	$50,000 Minimum	$250,000 Mid-Level	$500,000 Maximum
Legal, Accounting & Printing Expenses	$6,500	$15,000	$23,000
Other Offering Expenses	10,269	10,769	10,769
Net Proceeds to Company	33,231	224,231	466,231
TOTAL	$50,000	$250,000	$500,000

The following describes each of the expense categories:
•
Legal, accounting and printing expense is the estimated costs associated with this offering. As more shares are sold, we anticipate legal fees to increase due to the likelihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings.  Also, as more shares are sold, our printing expenses will increase.

•
Other offering expenses include SEC registration fee, blue sky fees and miscellaneous expenses with regards to this offering.  The blue sky fees are fees charged by the States to pay for registering in various states, which vary by state, as well as additional legal fees.

The following table sets forth how we anticipate using the net proceeds to the company:

	$50,000 Minimum	$250,000 Mid-Level	$500,000 Maximum
Marketing/Advertising	$4,000	$11,500	$18,000
Inventory and equipment purchases	17,000	121,000	248,000
Salaries, commissions	4,000	60,000	125,000
New location opening costs	0	18,000	37,000
General corporate overhead (1)	8,231	13,731	38,231
Proceeds to company	$33,231	$224,213	$466,231

(1) General Corporate overhead includes office rents, office supplies, utilities, taxes, and any other expense incurred in the normal course of business.

We do not plan to use any of the proceeds to pay off debts owed by the Company. Additionally, all amounts allocated for salaries/commissions will be for new hires and not for officers or directors of the company.  For a more detailed discussion of the use of proceeds, reader is referred to the Management’s Discussion and Plan of Operation section of this offering.

The proceeds from this offering will enable the Company to further develop its web-based business model which in turn provides access to markets that are currently unreachable.  We plan to expand our web-based business through integrated marketing campaigns which include: advertising, buying targeted lists and utilizing banner advertising on partner web-sites.

Advertising: We plan to utilize both traditional advertising mediums (newspaper, industry magazines, etc.) and the internet (web-site banners).

Targeted-lists and e-mails:  We are researching the benefits of purchasing industry target lists.  Through this medium we would be able to reach a new set of customers that to-date have been unaware of our product line.

Location Expansion: With the amount raised we expect to move our facility within Rockwall to a specific purpose building.  The building will be 10,000 s.f. with 8,000 s.f. for production/warehousing, 1,000 s.f. for office/admin and 1,000 free for expansion.  We have budgeted no funds for location expansion if the minimum amount is raised but have budgeted $18,000 if the midpoint amount is raised and that is broken down as follows: $10,000 for leasehold improvements and $8,000 for equipment.  If the maximum is raised we plan to move into a 20,000 s.f. facility with 18,000 s.f. being dedicated to production / warehousing.  We have budgeted $37,000 if the maximum is raised, that is broken down as follows: $20,000 for leasehold improvements and $17,000 for equipment.  Opening new locations will be dependent on future sales growth and customer requirements.

We plan on developing partnerships with the targeted companies and achieve preferred supplier status.  By having preferred supplier status we expect volume to increase as we capitalize on the designation in the market place through our integrated marketing campaigns.

DESCRIPTION OF BUSINESS

Surface Armor, LLC was formed in 2005 by Mr. Pietrykowski. In conjunction with the formation of the Company Mr. Donahoe provided council and working capital as the Company required. In 2007 Mr. Donahoe became an officer and Director and brings 30 years of experience in general contracting. Mr. Donahoe has become integral to the success of the Company, spending approximately 20% of his time overseeing business strategy and financial planning. Our stated goal is to serve the ever-expanding market of protecting expensive finishes and all types of surfaces from damage during manufacturing processes, shipping, handling and installation.   In February 2007 Surface Coatings, Inc. was created with the express purpose to acquire Surface Armor, LLC.  The shareholders are the same as Surface Armor, LLC and therefore there was no cash consideration in the transaction.  Consequently the Surface Armor, LLC operations became Surface Coatings, Inc.

The company offers the most progressive and complete solutions to our customer’s temporary surface protection needs.  Our business model is set-up to serve The Americas from our facility in Rockwall, Texas where we inventory and convert all our materials and products.  Our warehouse is climate controlled ensuring consistent quality in the Texas heat in the summer and the freeze/thaw weather pattern in the winter.

We inventory a wide assortment of self-adhering, bulk films and convert them into rolls at customer-specified widths, lengths, and quantities. We specialize in providing custom products, in reasonable quantities, at standard prices, and at off-the-shelf turnaround times.  This model has enabled us to gain traction in the market place while we grow our business.  Providing the converted product is just one part of our product offering – the other, service.  We have a customer focused, server-based relationship model that assists our customers in finding solutions to their surfacing needs as well as any out-of-the-ordinary problems.

As is the case in many industries, efficiency is critical, and the construction business is no different.  Contractors are under increasing pressure to complete projects and therefore are more aware of damage done to already completed work.  Our products are solutions to real needs that companies experience every day.

With respect to our competitive position in the industry, it is our belief that the surface protection industry is served by at least 30 foreign and domestic manufacturers of films and tapes, the world-wide markets for coatings based on annual sales of paint, coatings, adhesives, sealants and related products is approximately $75 billion. Of this amount, the US Market accounts for approximately $30 billion. These sales represent manufacturers and distributors. We distribute the product and as such serve the small manufacturer and contractor. Our competitive position in the industry is defined by our ability to deliver timely and of a high quality coupled with price competitiveness. To that end, fiscal year 2008 sales were 220% ahead of those of fiscal year 2007 . Consequently, we believe our business model affirms our competitive position in the industry relative to the customers we are targeting. Historically, customers primarily purchased from local distributors. With the broad reach of the internet, low order quantity customers, that don’t require direct assistance from a local distributor, prospect the web for an effective product at a reasonable price. Once a film/tape has been approved for use in production, customers are slow to change to another product as the cost of evaluating a new product can exceed the potential savings to be gained by changing.

Because we do not have field sales people knocking on high-volume prospects’ doors, we don’t really compete on a head to head basis. Our competitive position is based on servicing the customer needs:
•	Low order minimum quantity
•	Fast turnaround

•	High quality

Prospects find us on the web and our method of competition is:
•	Provide price quotes within the hour (industry average is 24-72 hours)
•	Ship samples within 24 hours (industry average is 7-14 days)

•	Ship orders within 48 hours (industry response ranges from several days to three weeks)
•	Few competitors are able to respond as rapidly as we are, giving us a competitive edge

Due to our growth we have not experienced any significant seasonality.  There is some seasonality in the construction market (February and November) but the manufacturing market is more consistent.  As we grow we continue to market to both industries thereby decreasing the impact of seasonality.

Our top 10 geographic areas by state account for 81.65 % of our sales (please see table below – sales for 2008):

State	2008 Sales $	Sales %
Texas	$127,557	21.48
Indiana	71,119	11.97
Missouri	70,083	11.80
Iowa	48,771	8.21
Illinois	46,288	7.79
California	30,528	5.14
Florida	30,124	5.07
New York	25,457	4.29
Minnesota	17,828	3.00
Washington	17,252	2.90
Total	$485,007	81.65%

The company currently serves a customer base of 450 accounts, yielding an average gross margin per sale of 43% and we do not have any contracts or arrangements of consequence with any customer or supplier. Our customers are primarily small manufacturers and contractors which order by phone for direct shipment to the location they need the product. In our market research, we have learned that many customers utilize our web site to determine our product offerings and pricing and then pick up the phone and order the product. Consequently, the web site allows us to not be confined to any geographic market area and through nationwide shipping and delivery companies we are able to service customers from coast to coast. Our business model focuses on the ordering and delivery process which is summarized below:

Existing Customers typically have repeat orders of specific products and dimension. The process includes:
1.	Customer faxes/emails orders to Surface Armor
2.	Surface Armor emails order confirmation to customer, confirming price and ship date (typically within 2 days)

3.	Job tickets, carton labels and product labels are issued to production from customer service
4.	Production takes bulk film from warehouse inventory, winds the specified log lengths and slices rolls at the specified widths

5.	Rolls are labeled, inspected and packaged
6.	Customer Service issues invoices, packing slips, shipping documents

7.	Packaged products are shipped via customer specified carrier (UPS, FedEx, common carrier) and service level (Ground, Next Day, etc.)

New Customers have typically been provided with technical data sheets, product samples and pricing information prior to their first order
1.	New Customer demographic information is entered into the order processing computer system
2.	Approved credit status or Credit Card information is entered into system
3.	If appropriate, new inventory items are created for new film type and/or product dimensions
4.	Orders are processed, as above, for existing customers

Sales segment summary for the annual periods presented:

	2 Months in 2009	2008	2007	2006
FILM	$98,443	$587,622	$256,458	$117,458
LIQUID	0	0	6,782	34,450
DISPENSERS	1,025	6,327	6,664	0
TOTAL	$99,468	$593,949	$269,904	$151,908

If the minimum proceeds are not raised, we believe we will have sufficient cash flow to meet our cash requirements for the next twelve months and will not need additional financing in this period, as the Company’s sales have increased year-over-year . Our sales continue to grow quarter over quarter and we anticipate that this trend will continue and we will be cash flow positive on an on-going basis.

If the minimum proceeds are raised we will use them to increase our sales and further strengthen our cash flow positive operations.

PRODUCTS

Surface Coatings, Inc delivers product for various purposes, namely General Surface Protection, Glass Surface Protection, Laminate Surface Protection, Metal Surface Protection, and Plastic Surface Protection. Identified previously are sales of Liquid and Dispenser products. As of today, the company has discontinued the distribution of all liquid peelable coatings. The Dispensers are companion products to protective films that are used in manufacturing environments. They are an aid to applying the protective films/tapes, especially where the film length needs to be measured and/or the dispensing task is very repetitive. Consequently, although identified as a separate sales line item, they are broken out for internal accounting purposes and are not sold directly to end users.  The company’s Film products are summarized below:

In addition to surface protection products, Surface Coatings, Inc provides industry specific protection films. Such industries are highlighted as follows:

AIRCRAFT ADHESIVE TAPE & PROTECTIVE FILM
Surface Coatings, Inc maintains an inventory of protection films that are widely used in the aircraft industry to protect against damage and ultraviolet rays.

Carpets
Custom cut carpet film available for immediate delivery
Windows
Protection for window acrylics to prevent damage while your plane is in storage in maintenance or between flights.
Seats
Prevent stains snagging or damage to all types of fabric seats
Canopies
From canopies to leading edge protection, we can find a solution to your temporary surface protection problems.

AUTOMOTIVE PROTECTION TAPE
Surface Coatings, Inc manufactures pressure sensitive tapes that offer temporary protection for the interior and exterior of automobiles.

Interior – Windows, seats & carpet…
Exterior – Windows, accessories & painted metals…

Carpet protection
Surface Coatings, Inc carpet tapes keep flooring looking like new, even after transport and test drives.
Auto glass protection
Our pressure sensitive films will protect the glass from scratching, pitting, and paint overspray.
Pre-paint and post-paint protection
Protection from assembly line damage to post paint transportation. Surface Coatings, Inc films cover and protect commonly damaged areas of the car.
Specialty films
Surface Coatings, Inc will develop custom products based on your needs and specifications.

CONSTRUCTION - TEMPORARY PROTECTION FILM
Protect Profit By Protecting Finishes
One scratch on a window, One scratch on an expensive counter top, One stain on an expensive carpet and earned profit may be forfeited due to damage. Our inventory of construction film will protect windows, carpets and counter tops from accidents and carelessness which will give peace of mind knowing that earned profit is protected.

We keep a full inventory of construction protection films in our warehouse ready for immediate shipment or we will custom convert protection films specific to need:

Carpeting
Carpet film resists punctures and protects installed carpets from mud, abrasion, snags or most other abuse that generally occurs during construction. Our carpet film removes easily and does not leave a residue when used as directed. Surface Coatings, Inc stocks 2’ & 3’ widths of carpet film in 2mil and 3mil thicknesses. 2mil carpet film is guaranteed for 30 days and the 3mil carpet film is guaranteed for 45 days use. If you require custom widths or lengths let us know and we will convert the products to your specifications. Surface Coatings, Inc carpet film is reverse wound for easy application.

Windows
Surface Coatings, Inc stocks a wide range of window protection film, including 90 day, 180 day and 360 day protection. (360 day tape is recommended for a controlled environment such as a warehouse or assembly line.) Our window film protects your glass from scratching and abrasion caused by mortar, cleaning, mud, paint, etc. and incorporates graduated protection from ultraviolet sun rays.(90,180 and 360 day UV protection) Surface Coatings, Inc will custom convert our window film based on your size specifications. Our protection film removes easily and leaves no residue behind when used as directed.
Hard Floors
Surface Coatings, Inc converts films that protect granite, marble, tile and other non-wood hard floors from scratches. These products are useful in both commercial and residential construction.
Countertops
Replacing a countertop can significantly delay construction not to mention the labor and material costs. That's why Surface Coatings, Inc converts films to protect laminate, solid surfaces, granite, marble or specialty surfaces from scratches, gouges and abrasion. We carry an inventory of standard sizes and will also custom cut film to your specifications.
Tubs, Sinks and Spas
Main Tape's films for acrylic, porcelain and ceramic surfaces can protect tubs, sinks and spas during manufacturing, handling, transit and construction.

CONSUMER ELECTRONICS PROTECTION
Surface Coatings, Inc manufactures a variety of films that will protect your electronics from scratches and abrasions.

TFT/LCD and LED Screens
Computer screens, Television screens, Calculator faces and bezels, Telephone screens, Printer and Copier faces.
Mobile phone lenses and PDA
Mobile phone, Blackberry and PDA faces.
Backlit Units
All types of backlit products that need protection from damage during manufacturing and transportation.
Touch panels – ITO
Computer touch screens.
Custom products for most electronics and plastics.
Whatever the plastic or the shape, there is a protection solution.

FURNITURE PROTECTION
Prevent Scratches and Gouges
Furniture and laminates create special challenges during shipping. Just one ding or stain can dramatically decrease the value of a bookcase, desk, speaker cover, or other vulnerable item.

Furniture manufacturers and movers can rely on Surface Coatings, Inc for high quality pressure sensitive tapes that are easy to install, easy to remove and won’t leave residue when used as directed. Our tapes can either be installed by hand or during the fabrication process by machines.

High-pressure laminate
Hard surface laminates on counter tops, wall panels and any other products that are vulnerable to scratches, gouging or abrasion.

Low-pressure laminates
Surface Coatings, Inc offers options for even the most expensive acrylics or soft laminates without leaving a residue or affecting colors.
Vinyl overlays
Specialty surfaces can be protected thru customized surface protection solutions.  Coated and uncoated solid surfacing materials (such as wood) before fabrication into countertops, cabinets, furniture and the like protect your furniture components from damage during the fabrication and transportation process.

GLASS & MIRROR PROTECTION FILM AND TAPE
Insure That Your Glass And Mirrors Remain Scratch Free
Surface Coatings, Inc carries a full line of self adhering protection films that protect glass and mirrors during fabrication, transportation and installation. If we don’t have your specification on the shelf, Surface Coatings, Inc will custom convert the film to your exact requirement.

Mirrors
Surface Coatings, Inc Mirror protection film is ideal for hand or machine application and will protect your products during every phase of the process, fabrication, transportation and installation.

Windows
Surface films are designed to protect windows, glass and shower doors from damage caused by fabrication, transportation, installation, and construction activities. Films are available in varying thicknesses that last 30, 90, 180 or even 360 days. These films are easy to install, easy to remove and do not leave a residue when used as directed.
Auto glass protection
In the automotive aftermarket, glass manufacturers and installers are covering new glass windows with Surface Coatings, Inc films. This prevents scratching during shipping and installation.

METAL PROTECTION
Preventing Damage to Smooth and Polished Surfaces
From raw materials to finished products, Surface Coatings, Inc provides protection products to serve your industry. Give us your specifications and we will design a customized solution for your needs.

Aluminum
Surface Coatings, Inc custom films protect mill-finished, buffed, brushed or mirrored aluminum during fabrication, processing, handling, and shipment.

Stainless steel
Surface Coatings, Inc gives stainless steel the special protection it needs during processing, break forming, punching, drawing, drilling, plasma cutting, shipping, and handling.

Painted metals
From pre-fabricated panels to appliances and metal buildings, painted metals need special protection during fabrication, manufacturing, shipping, and handling.

PLASTIC PROTECTION
Tapes ¾” and Wider
From large plastic sheets of acrylic and polycarbonate to the smallest plastic products, Surface Coatings, Inc custom converts tapes specially formulated to protect plastics from scratches and abrasions. These tapes apply and remove easily, leaving no sticky residue when used as directed.

SURFACE COATINGS, INC STRATEGIES
Our Business Strategy:
Our objective is to become a leading distributor of temporary surface protection tapes.  We plan to achieve this objective by continuing to implement our business strategy, which includes the primary elements we discuss below.

Marketing and Sales:
Our marketing efforts target manufacturers and processors of metals, plastics and glass.  In the past we have generated a significant amount of our revenues through web based advertising. We plan to supplement search engine advertising with traditional advertising and marketing channels to accelerate sales growth.

Customers:
We rely heavily on repeat customers. Our management is responsible for developing and maintaining successful long-term relationships with key customers.  We are not dependent on any one customer. Rather, we have built up a customer base which we market to and have developed into steady repeat customers.

Government Regulation:
At the present time there are no federal government regulations are in effect that would impact our business operations.

Our Qualifications:
Our qualifications are our reputation and experience in the surface protection industry.

Industry and Competitors
An industry founder, competitor and primary manufacturer of surface protection products is 3M Corporation, a NYSE publicly traded company.  3M products are sold through numerous distribution channels, including directly to users and through numerous wholesalers, retailers, jobbers, distributors and dealers in a wide variety of trades in many countries around the world. Management believes the confidence of wholesalers, retailers, jobbers, distributors and dealers in 3M and its products — a confidence developed through long association with skilled marketing and sales representatives — has contributed significantly to 3M’s position in the marketplace and to its growth. 3M has 169 sales offices worldwide, with 10 in the United States and 159 internationally.

3M is not a supplier to the Company. Our primary raw materials are adhesive-backed films and kraft-paper cores. Our primary supplier of films is Main Tape out of Cranbury, NJ (90%). Our primary supplier of cores is Sonoco out of Dallas, Texas (100%). Both materials are readily available. We are significantly dependent upon Main Tape as a supplier due to the performance characteristics of the proprietary adhesives. We do have backup suppliers, specifically Surface Guard in Illinois, with reasonably comparable products, however, to convert our customer base over to a new supplier’s products would be a high effort undertaking.

Management has identified and believes that the surface protection industry is served by at least 30 foreign and domestic manufacturers of films and tapes. Historically, customers primarily purchased from local distributors. With the broad reach of the internet, low order quantity customers, that don’t require direct assistance from a local distributor, prospect the web for an effective product at a reasonable price. Once a film/tape has been approved for use in production, customers are slow to change to another product as the cost of evaluating a new product can exceed the potential savings to be gained by changing.

Because we do not have field sales people knocking on high-volume prospects’ doors, we don’t really compete on a head to head basis. Our competitive position is based on servicing the customers needs:
•	Low order minimum quantity
•	Fast turnaround

•	High quality

Prospects find us on the web and our method of competition is:
•	Provide price quotes within the hour (industry average is 24-72 hours)
•	Ship samples within 24 hours (industry average is 7-14 days)

•	Ship orders within 48 hours (industry response ranges from several days to three weeks)
•	Few competitors are able to respond as rapidly as we are, giving us a competitive edge

Due to our growth we have not experienced any significant seasonality.  There is some seasonality in the construction market (February and November) but the manufacturing market is more consistent.  As we grow we continue to market to both industries thereby decreasing the impact of seasonality.

Future products and services:
At the present time, we do not have plans to develop or market additional products or services.

Sources and Availability of Raw Material:
Our primary raw materials are adhesive-backed films and kraft-paper cores. Our primary supplier of films is Main Tape out of Cranbury, NJ (90%). Our primary supplier of cores is Sonoco out of Dallas, Texas (100%). Both materials are readily available. We are significantly dependent upon Main Tape as a supplier due to the performance characteristics of the proprietary adhesives. We do have backup suppliers, Specifically Surface Guard in Illinois, with reasonably comparable products, however, to convert our customer base over to a new supplier’s products would be a high effort undertaking.

Dependence on One or a Few Major Customers:
We are not dependent on any one or a few major customers.

Costs and Effects of Compliance with Environmental Laws:
We are not aware of nor do we anticipate any environmental laws with which we will have to comply.

Number of Employees:
We have seven employees, the President, the Vice-President, three fulltime production people and two sales/admin people. The duties of the President, who spends 100% of his time on the company, are to solicit business by implementing the marketing initiatives and developing customers.  The day to day duties are performed by the President and his staff.  The duties of the Vice –President are to oversee business strategy and financial planning and he devotes approximately 20% of his time to the business.

Operations and Technology:
We are not subject to a dependence on technology.

Research and Development:
The company does not have in development a product that will require the use of a material amount of the assets of the company.  Since inception, the company has spent zero ($0) on company-sponsored research and development.  As we are a distributor and converter of surface protection tapes, we do not anticipate spending any funds on research and development in the future.

MANAGEMENTS DISCUSSION AND PLAN OF OPERATIONS

Two Months ended February 28, 2208 and February 29, 2009.

Revenues for the two months ended February 28, 2009 were $99,468 and for the  two months ended  February 29, 2008 were $98,167.  Sales are fairly similar which we believe the slowdown in the economy in general is slowing our rate of growth.  Cost of sales were $48,966 or 49% for the two months ended February 28, 2009 compared to $59,430 or 61% for the two months ended February 29, 2008. The decrease in our cost of sales percentage, and therefore an increase in our gross profit, was due to purchasing in bigger quantities and better sourcing of raw material.

Operating expenses, exclusive of depreciation, for the two months ended February 28, 2009 were $41,825 which included $4,521 of advertising, and for the two months ended February 29, 2008 were $40,817 which included advertising expense of $4,359.  These costs remained fairly even  Depreciation expense for the two months ended February 28, 2009 and 2008 was $542 and $351 respectively.

Twelve months ended December 31, 2008 and 2007.

Revenue for the twelve months ended December 31, 2008 was $593,949 compared to $269,904 for the twelve months ended December 31, 2007.  The increase in revenue for the twelve month period is attributed to the impact of marketing, word of mouth references and establishing ourselves as a quality supplier within the market. 2007 was our first year of business where we had a marketing plan and a business plan in place and now two years into that plan we have experienced year-over-year growth of 120%.

Gross profit for the twelve months ended December 31, 2008 was $256,472 compared to $111,530 for the same period in 2007.  Margins improved during the year from 41.3% to 43.2%.  The improvement is attributable to product mix, gaining new customers at a higher average selling price and inventory management.

Total operating expenses exclusive of depreciation for the twelve months ended December 31, 2008 were $298,600 compared to expenses for the period ended December 31, 2007 of $179,730.  The increase is mainly attributed to an increase in contract services of $37,000 related to investment in people (mainly production related); professional and contract services of $16,000 related to the increased costs of the S-1 filings; advertising ($15,000), commissions ($24,000) computer ($8,000) and general supplies ($8,000) expenses all related to the increased volume.  The above expenses do not include depreciation which was $2,109 and $703 for the twelve months ended December 31, 2008 and 2007, respectively.

Net loss for the twelve months ended December 31, 2008 was $53,553 compared to the period ended December 31, 2007 of $71,575.  The increase in margin of approximately $145,000 helped offset the increase in  aforementioned expenses resulting in an improved loss position from the year ended December 31, 2007.

We believe the current economic environment has reduced our rate of growth but will not materially or adversely affect our business. We are aware of the recent volatility in raw material prices, specifically energy costs. These costs were approximately the same in 2008 and 2007.  We do not anticipate these increased costs adversely affecting our business as we pass these increased costs on to our customers.

The plan of operations for the 12 months following the commencement of this offering will include the continued growth plan. The Company plans to implement this growth plan by purchasing additional inventory and manufacturing capabilities. If the maximum amount is raised, we expect to spend $248,000 on additional inventory and equipment.

Augmenting our growth will be the addition of salesmen.  The company has budgeted $125,000 for salaries and commissions if the maximum amount is raised in this offering.  If the maximum amount is raised, the majority of this will be used for salesmen at each new location.

With the amount raised we expect to move our facility within our existing market territory to a specific purpose building.  We estimate we will require a building with approximately 10,000 s.f. with 8,000 s.f. for production / warehousing, 1,000 s.f. for office /admin and 1,000 free for expansion.  We have budgeted $18,000 if the minimum is raised and that is broken down as follows: $10,000 for leasehold improvements and $8,000 for equipment.  If the maximum is raised we plan to move into a 20,000 s.f. facility with 18,000 s.f. being dedicated to production / warehousing.  We have budgeted $37,000 if the maximum is raised, that is broken down as follows: $20,000 for leasehold improvements and $17,000 for equipment. We have not identified a specific building that will accommodate our needs; however there is an inventory of warehouse and office space in the surrounding area which we believe will fulfill this need when required. Opening new locations will be dependent on future sales growth and customer requirements.

Marketing and advertising costs will be determined by the amount raised in the initial offering.  If the maximum amount of $500,000 is raised, these costs are projected to total $18,000 in the first 12 months of operation.  As previously mentioned, advertising costs will include targeted mailings to manufacturing companies.  If the minimum amount is raised in this offering, in the first 12 months of operation, $7,000 is budgeted to be spent on advertising.

We focus on evaluating our financial condition and operating performance based on asset quality and cash flow. Asset management includes the management of our largest asset category, specifically inventories. Regarding material trends (raw materials), uncertainties or events that may reasonably occur affecting financial conditions or revenues include procurement and quality of product. Primary raw materials are low density polyethylene films that are pre-coated with water-based acrylic adhesives. Being a derivative of crude oil, prices of plastic films will increase in some proportion to the cost of oil.  As competitors are faced with the same issue, price increases will not cause a loss of market share. Also, because protective films prevent very costly damage they will continue to be used, despite the price increase. Secondary, raw materials are paperboard cores and cartons, which have seen a cumulative increase of 15% in the past 12 months. This increase is insignificant for very large rolls of product. However, this increase is very significant for rolls under 200 feet in length. Customers purchasing short roll lengths will be encouraged to change to longer roll lengths or accept the price increase of paper products.

We are not aware of any industry factors relevant to company. However, we have experienced price increases due to the significant increase in raw materials used in the production of our coatings products.  Even so, we have passed this cost on to our customers as they also have seen prices increase at all levels of manufacturing and contracting. Consequently, we do not anticipate these increases materially affecting our business. We see material opportunities, challenges, and risks in the short and long term. These include the combination of film thickness, film color and adhesive coating is an additional product line, appealing to a broader base of prospects, as well as increased sales opportunities to existing customers. Surface Armor evaluates potential demand for additional film types and adds them to inventory when there is sufficient demand. While this boosts sales revenue and is profitable over a period of time, this growth in product inventory is a challenge to both cash flow and to warehouse space. Surface Armor is actively prospecting for a larger warehouse and operating facility, as well as additional operating capital.

We will not use the proceeds of the offering to pay down debt.

We have not entered into any off-balance sheet arrangements that currently have or would have a future effect on our financial condition. Additionally, there are no significant critical accounting estimates or assumptions.

Generating Sufficient Revenue:
Since inception, we have generated revenue through advertising, referrals, word of mouth and limited web-based advertising.  Over the next twelve months we plan to develop our web-based marketing and explore the benefits of implementing a web-based ordering system.  More sophisticated web-based advertising and a web-based ordering system will expose the Company to a different set of demographics and geographies.

The Company plans to generate sufficient revenue by expanding and developing its inventory, production capabilities and increasing market penetration.

Financing Needs:
Our cash flows since inception have not been adequate to support on-going operations.  As noted above, the Company's financing needs for the next twelve months can and will be met even if the minimum offering amount is raised.  We believe that by raising the minimum amount of funds in this offering we will have sufficient funds to cash flow our growth plans for a minimum of twelve months. Since we are now cash-flow positive, if the minimum amount is not raised in the offering, we do not believe that we will need to raise additional funds to finance operations.

DESCRIPTION OF PROPERTY

Our corporate facilities are in a 2,000 s.f. facility of which 1,250 s.f. is production/warehouse space.  We are currently running one shift and utilizing almost 100% of the space.  Adding a second shift would increase capacity but would put a strain on our warehouse space.

The facility is not a specific purpose building and therefore we do not have a truck-height loading dock amongst other features.  Thus the facility is adequate but could be greatly improved upon by moving to a specific purpose building which is in our plans if this offering is approved and as the business grows.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

 The directors and officers of the company, their ages and principal positions are as follows:

Richard Pietrykowski	59	Director, President; Secretary and Treasurer
John Donahoe	60	Director, Vice-President

Background of Directors and Executive Officers:

Richard Pietrykowski:
Mr. Pietrykowski entered the U.S. Air Force upon graduation from high school in 1966.  He served on active duty for seven years as an aircraft weapons technician, a computer maintenance specialist, and as a technical instructor.  After receiving an honorable discharge in 1973 he joined a daily newspaper in West Bend, Wisconsin as Systems and Production Manager.  In 1981 Mr. Pietrykowski was recruited by a specialty printing company in Milwaukee, Wisconsin as National Systems and Production Manager.  In 1989 Mr. Pietrykowski was hired as the Electric Prepress Manager for a color trade shop in Madison, Wisconsin where he was employed for four years.  He then joined Perry Printing, a magazine and catalog printer as the Prepress Systems Engineer.  He remained with Perry Printing for four years and in 1997 Mr. Pietrykowski was recruited by Serigraph, Inc in West Bend, Wisconsin.  He was with Serifraph, Inc. for seven years. During that time he served as Director of Graphic Services and Director of Digital Printing for Serigraph. Additionally, he served as General Manager of Serigraph's subsidiary company, Carvel Print, in Queretaro, Mexico for over a year as part of a turnaround team. Following Serigraph, Mr. Pietrykowski provided Electronic Prepress Systems and Prepress Operations Management consulting services to Discover Color and Imperial Lithograph in Madison and Milwaukee, Wisconsin, respectively.  In August of 2005 he founded Surface Armor, LLC that is wholly owned by Surface Coatings, Inc., for which he serves as President.

John Donahoe:
On September 30, 2007 Mr. Donahoe was appointed as Vice-President and Director of Surface Coatings, Inc., due to his extensive contacts in the construction industry.  He had known the President for many years and had a relationship with Surface Coatings by virtue of the advance to Surface Armor, from Trinity Heritage Construction Partners, LLC., a company owned by John Donahoe.  Mr. Donahoe graduated from Whitewater University in 1971 and moved to Chicago to work for a regional land developer, Plaza Excavating as a Field Supervisor. He was promoted to Director of Operations in 1975 and formed a General Contracting firm in 1976, JM Donahoe Construction. The company established national clients, (Southland Corporation, McDonalds, Burger King, Taco Bell, Kentucky Fried Chicken, among others)  and was built from the ground up.  The main business line was remodeling stores for the customers across the Midwest. At the request of a major client, Mr. Donahoe relocated the construction company to Dallas, Texas and continued building for existing customers along with new customers across the country. In 1995 he moved, with his family, to Costa Rica where he organized and operated a Teakwood processing and distribution business, selling and shipping semi-processed product to companies in England, Taiwan, Italy and the United States. In 1997 he accepted the position VP of Operations for a Dallas based construction company, Commercial Construction Group a subsidiary of Public Corporation, with an annual gross income of approximately $30,000,000.  In June of 2000,  Mr. Donahoe formed Trinity Heritage Construction and currently serves as its President and is a Director and Vice-President of Surface Coatings, Inc.  Trinity Heritage Construction (“Trinity”) finished 2007 with gross revenue of $4,500,000 and net working capital of $214,000.  Mr. Donahoe spends approximately 80% of his time managing Trinity which is a commercial general contractor and builds a wide range of projects from small heavily detail weighted retail finish-outs to 50,000SF ground up shopping centers. Trinity focuses on repeat national customers such as Burberry, USA and KWIK Industries. Trinity is also based in Rockwall, Texas.

REMUNERATION OF DIRECTORS AND OFFICERS

Our officers and directors received the following compensation for the years of 2007, 2006 and 2005. They have no employment contract with the company.

Name of Person	Capacity in which he served	Aggregate
Receiving compensation	to receive remuneration	remuneration
Richard Pietrykowski	President, Secretary	2008	-	$40,000
	and Treasurer	2007	-	$40,000
		2006	-	$40,000

John Donahoe	Vice-President	2008	-	$0
		2007	-	$0
		2006	-	$0

We have no plans to pay remuneration to any other officer in or associated with our company. When we have funds and/or revenue, our board of directors will determine any other remuneration at that time.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In February 2007, we exchanged 5,000,000 shares of common stock for 100% of the outstanding stock of Surface Armor, LLC. In this transaction, the president and vice-president of the company received a total of 4,500,000 shares of common stock in consideration for 100% of Surface Coatings, Inc.  The President received all 4,500,000 shares and transferred 2,700,000 to John Donahoe in connection with his appointment as Vice-President and Director. This stock was transferred to Mr. Donahoe without cost to him. This transfer was made because of Mr. Donahoe’s significant contacts in the industry which the President believes will significantly grow the business and subsequent growth has validated this decision.

We received an advance of $18,000 in 2005 that was increased to $20,000 in 2006 from Trinity Heritage Construction Partners, LLC, a company controlled by John Donahoe, one of our directors.  On January 2, 2007 the Company converted this advance into a Note Payable, which bears an interest rate of 10% and is due in full on March 1, 2010.  The advance was provided for working capital at the start of the business and was initially entered into free of interest to assist the business in the start-up phase.

During 2007 the Company also entered into the following note agreements with related parties:

The Company’s President has loaned the Company $33,028 since inception and the balance was converted into a note payable on March 10, 2007.  In previous years, the amounts owed were reflected in “Due to Related Parties”.   This note bears interest at a rate of 10% and requires monthly payments of $1,066 (principal and interest) for 36 months.   The total amount owed at February 28, 2009 was $13,079 , of which $12,015 is due in the next twelve months. $1,064 is classified as a long-term liability.

The Company has two notes outstanding to Trinity at December 31, 2008.  As of February 28, 2009, the amounts due total $64,096 and are comprised of:
The $20,000 advance from Trinity referenced above was converted into a note payable on January 2, 2007.  This note bears interest at a rate of 10% and began to accrue interest at December 31, 2007, and is due in full on March 1, 2010.
Since inception and through February 28, 2009 , Trinity has advanced the Company funds for working capital,; at February 28, 2009 the Company owed Trinity $44,096 .    This note bears interest at a rate of 10% and began accruing interest at December 31, 2007, and is due in full on March 1, 2010.

As of the date of this filing, there are no other agreements or proposed transactions, whether direct or indirect, with anyone, but more particularly with any of the following:
*           a director or officer of the issuer;
*           any principal security holder;
*           any promoter of the issuer;
*           any relative or spouse, or relative of such spouse, of the above referenced persons.

 PRINCIPAL SHAREHOLDERS

The following table lists the officers, directors and stockholders who, at the date hereof, own of record or beneficially, directly or indirectly, more than 5% of the outstanding common stock, and all officers and directors of the company:

Title / relationship to issuer	Name of Owner	Amount Owned Before the offering	Percent	Amount Owned After the offering	Percent

President, Secretary And Director	Richard Pietrykowski	1,800,000	36.00%
	Minimum			1,800,000	34.95%
	Maximum			1,800,000	30.00%

Vice-President And Director	John Donahoe	2,700,000	54.00%
	Minimum			2,700,000	52.43%
	Maximum			2,700,000	45.00%

No options, warrants or rights have been issued by the Company.

SIGNIFICANT PARTIES

The following table lists the relationship of the significant parties to the issuer:

Relationship	Name and
to Issuer	business address	Residential address

Officer	Richard Pietrykowski	Richard Pietrykowski
and Director	2010 Industrial Blvd, Suite 605	949 Wisperwood Drive
	Rockwall, Texas 75087	Rockwall, Texas 75087

Officer	John Donahoe	John Donahoe
and Director	2010 Industrial Blvd, Suite 605	619 Loch View Ct.
	Rockwall, Texas 75087	Rockwall, Texas 75087

Record owners of	Richard Pietrykowski	Richard Pietrykowski
5% (or more) owner	2010 Industrial Blvd, Suite 605	949 Wisperwood Drive
of equity securities	Rockwall, Texas 75087	Rockwall, Texas 75087

Officer	John Donahoe	John Donahoe
and Director	2010 Industrial Blvd, Suite 605	619 Loch View Ct.
	Rockwall, Texas 75087	Rockwall, Texas 75087

Counsel to Issuer	J Hamilton McMenamy, P.C.
8222 Douglas Ave, Suite 850
Dallas, Texas 75225

SECURITIES BEING OFFERED

We are offering for sale common stock in our company at a price of $0.50 per share. We are offering a minimum of 100,000 shares and a maximum of 1,000,000 shares. The authorized capital in our company consists of 50,000,000 shares of common stock, $0.001 par value per share and 20,000,000 shares of preferred stock, $0.001 par value.  As of  April 15 , 2009 we had 5,000,000 shares of common stock issued and outstanding and no preferred stock outstanding.

Every investor who purchases our common stock is entitled to one vote at meetings of our shareholders and to participate equally and ratably in any dividends declared by us and in any property or assets that may be distributed by us to the holders of common stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the company.

The existing stockholders and all who subscribe to common shares in this offering do not have a preemptive right to purchase common stock offered for sale by us, and no right to cumulative voting in the election of our directors. These provisions apply to all holders of our common stock.

RELATIONSHIP WITH ISSUER OF EXPERTS NAMED IN REGISTRATION STATEMENT

The experts named in this registration statement were not hired on a contingent basis and have no direct or indirect interest in our company.

LEGAL PROCEEDINGS

We are not involved in any legal proceedings at this time.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have retained The Hall Group, CPAs as our registered independent public accounting firm. We have had no disagreements with them on accounting and disclosure issues.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our bylaws provide that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware Law, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The position of the U.S. Securities & Exchange Commission under the Securities Act of 1933:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

We have no underwriting agreement and therefore no provision for indemnification of officers and directors is made in an underwriting by a broker dealer.

LEGAL MATTERS

Our attorney has passed upon the legality of the common stock issued before this offering and passed upon the common stock offered for sale in this offering. Our attorney is J. Hamilton McMenamy, Law Offices of J. Hamilton McMenamy, P.C. 8222 Douglas, Suite 850 Dallas, Texas 75225.

EXPERTS

The financial statements as of December 31, 2008 and 2007 , and for the year ended December 31, 2008 and 2007 of the company included in this prospectus have been audited by The Hall Group, CPAs, our independent registered public accounting firm, as set forth in their report. The financial statements have been included in reliance upon the authority of them as experts in accounting and auditing.

The Company’s financial statements as of  February 28, 2009 , and for the  two months ended  February 28, 2009 included in this prospectus have been prepared by management and include all adjustments required by generally accepted accounting principles which in the opinion of management are necessary in order to make the financial statements not misleading. They have not been audited or reviewed by our auditors, The Hall Group, CPAs.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our common stock. We do not intend to declare or pay any dividends on our common stock in the foreseeable future, but rather to retain any earnings to finance the growth of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual and legal restrictions and other factors it deems relevant.

CAPITALIZATION

The following table sets forth our capitalization as of  February 28, 2009 . Our capitalization is presented on an actual basis, and
•	a pro forma basis to give effect to net proceeds from the sale of the minimum number of shares (100,000) we plan to sell in this offering; and
•	a pro forma basis to give effect to net proceeds from the sale of the midpoint number of shares (500,000) we plan to sell in this offering; and
•	a pro forma basis to give effect to the net proceeds from the sale of the maximum number of shares (1,000,000) we plan to sell in this offering.

	Actual Unaudited Feb 28, 2009	After Minimum Offering	After Midpoint Offering	After Maximum Offering
Stockholder’s equity Common Stock, $0.001 par value; 50,000,000,shares authorized:	5,000	5,100	5,500	6,000
Additional paid-in-capital	51,492	84,623	276,723	516,723
Retained deficit	(185,209)	(185,209)	(185,209)	(185,209)
Total stockholder’s equity (deficit)	(128,717)	(95,486)	97,014	337,514
Total capitalization	(128,717)	(95,486)	97,014	337,514
Number of shares outstanding	5,000,000	5,100,000	5,500,000	6,000,000

The Company has only one class of stock outstanding. The common stock sold in this offering will be fully paid and non assessable, having voting rights of one vote per share, have no preemptive or conversion rights, and liquidation rights as is common to a sole class of common stock. The company has no sinking fund or redemption provisions on any of the currently outstanding stock and will have none on the stock sold in this offering.

TRANSFER AGENT

We will serve as our own transfer agent and registrar for the common stock until such time as this registration is effective and we sell the minimum offering, then we intend to retain Signature Stock Transfer, Inc., 2301 Ohio Drive, Suite 100, Plano, Texas 75093.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Management of
Surface Coatings, Inc.
Rockwall, Texas

We have audited the accompanying consolidated balance sheets of Surface Coatings, Inc. as of December 31, 2008 and 2007 and the related consolidated statements of operations, cash flows and stockholders’ equity for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management’s assertion about the effectiveness of Surface Coatings, Inc.’s internal control over financial reporting as of December 31, 2008 and 2007 and, accordingly, we do not express an opinion thereon.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Surface Coatings, Inc. as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 11 to the consolidated financial statements, the Company has suffered significant losses and will require additional capital to develop its business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 11.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  The Hall Group, CPAs
The Hall Group, CPAs
Dallas, Texas

February 10, 2009

SURFACE COATINGS, INC.
Consolidated Balance Sheets
December 31, 2008 and 2007
	2008	2007
ASSETS
Current Assets
Cash and Cash Equivalents	$33,123	$3,646
Accounts Receivable, Net of Allowance for Doubtful Accounts of $3,126 and $1,363	48,587	31,122
Allowance for Estimated Returns	(3,750)	(2,750)
Prepaid Expenses	1,000	0
Inventory	61,977	33,518
Total Current Assets	140,937	65,536

Fixed Assets, Net of Accumulated Depreciation of $3,245 and $1,136	19,631	3,658
TOTAL ASSETS	$160,568	$69,194

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Cash Overdraft	$16,892	$0
Accounts Payable	25,238	14,752
Accrued Expenses	53,913	20,749
Current Portion of Note Payable to Shareholder	14,869	10,703
Due to Related Parties	33,954	26,954
Subscription Deposits	33,150	0
Line of Credit	33,139	21,955
Total Current Liabilities	211,155	95,113

Long Term Liabilities
Note Payable to Shareholder	3,436	14,969
Note Payables to Related Parties	74,596	41,961
Capital Lease Obligation-Equipment	7,783	0
Total Long Term Liabilities	85,815	56,930

Stockholders' Equity (Deficit)
Preferred Stock ($0.001 par value, 20,000,000 shares
authorized, 0 and 0 shares issued and outstanding)	0	0
Common Stock ($0.001 par value, 50,000,000 shares
authorized, 5,000,000 and 5,000,000 shares issued and outstanding)	5,000	5,000
Paid in Capital	51,492	51,492
Retained Earnings (Deficit)	(192,894)	(139,341)
Total Stockholders' Equity (Deficit)	(136,402)	(82,849)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$160,568	$69,194

The accompanying notes are an integral part of these financial statements.

SURFACE COATINGS, INC.
Consolidated Statements of Operations
For the Years Ended December 31, 2008 and 2007

	2008	2007
REVENUES	$593,949	$269,904
COST OF GOODS SOLD	337,477	158,374
GROSS PROFIT	256,472	111,530

OPERATING EXPENSES
Advertising Expense	29,905	15,044
Depreciation Expense	2,109	703
General and Administrative	268,695	164,686
TOTAL OPERATING EXPENSES	300,709	180,433
NET OPERATING INCOME (LOSS)	(44,237)	(68,903)

OTHER INCOME AND (EXPENSE)
Interest Expense	(9,316)	(2,672)
TOTAL OTHER INCOME (EXPENSE)	(9,316)	(2,672)

INCOME TAXES
Provision (Benefit) for Income Taxes	0	0
NET (LOSS)	(53,553)	(71,575)

Earnings Per Share, Basic and Diluted
Weighted Average of Shares Outstanding	5,000,000	5,000,000
Income (Loss) Attributable to Common Shareholders	$(0.01)	$(0.01)

The accompanying notes are an integral part of these financial statements.

SURFACE COATINGS, INC.
Consolidated Statement of Changes in Stockholders’ Equity
For the Years Ended December 31, 2008 and 2007

					Receivable		Retained
	Preferred Stock		Common Stock		from Stockholder	Paid in	Earnings
	Shares	Amount	Shares	Amount	for Common Stock	Capital	(Deficit)	Totals

Stockholders' Equity, January 1, 2007 *	0	$0	5,000,000	$5,000	$(6,492)	$51,492	$(67,766)	$(17,766)
Services Provided in Satisfaction
of Stockholder Receivable					6,492			6,492
Net (Loss)							(71,575)	(71,575)

Stockholders' Equity, December 1, 2007	0	$0	5,000,000	$5,000	$0	$51,492	$(139,341)	$(82,849)

Net (Loss)							(53,553)	(53,553)

Stockholders' Equity, December 31, 2008	0	$0	5,000,000	$5,000	$0	$51,492	$(192,894)	$(136,402)

* As discussed in Note 1, the recapitalization of Surface Armor, LLC with Surface Coatings, Inc. took place in February 2007 and has been accounted for as a reverse merger. It has been reflected in the Statement of Stockholders' Equity as if it occurred in 2005 in order to consistently reflect the capitalization of the combined entity.

The accompanying notes are an integral part of these financial statements.

SURFACE COATINGS, INC.
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss)	$(53,553)	$(71,575)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	2,109	703
Services Rendered in Satisfaction of Amounts Due from Stockholder	0	6,492
Increase in Allowance for Sales Returns	1,000	2,750
(Increase) in Accounts Receivable	(17,465)	(22,032)
(Increase) in Inventory	(28,459)	(6,092)
(Increase) in Other Assets	(1,000)	0
Increase (Decrease) in Overdraft	16,892	(455)
Increase (Decrease) in Accounts Payable	10,486	(12,215)
Increase (Decrease) in Accrued Expenses	33,164	20,630
Increase in Due to Related Parties	7,000	1,429
Increase in Line of Credit	11,184	17,355
Net Cash (Used) by Operating Activities	(18,642)	(63,010)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Fixed Assets	(18,082)	(1,029)
Net Cash (Used) by Investing Activities	(18,082)	(1,029)

CASH FLOWS FROM FINANCING ACTIVITIES
Subscription Deposits	33,150	0
Capitalized Lease Obligation-Equipment	11,119	0
Note Payable from Shareholder	(10,703)	25,672
Notes Payable from Related Parties	32,635	41,961
Net Cash Provided by Financing Activities	66,201	67,633

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	29,477	3,594

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	3,646	52
CASH AND CASH EQUIVALENTS AT END OF YEAR	$33,123	$3,646

SUPPLEMENTAL DISCLOSURES
Cash Paid During the Year for Interest Expense	$9,316	$2,672

The accompanying notes are an integral part of these financial statements.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Surface Coatings, Inc. (“Surface Coatings”, the “Company”) is the parent company of Surface Armor, LLC, (“Surface Armor”) a company incorporated under the laws of the State of Texas on July 19, 2005.  The Company operates as a converter and distributor of temporary surface protection tapes, mainly to the construction industry and for the past two years has been developing its business. The Company is located in Texas and sells its product locally as a distributor and throughout the U.S. over the internet.

Surface Coatings is a private holding company established under the laws of Nevada on February 12, 2007, was formed in order to acquire 100% of the outstanding membership interests of Surface Armor.  On February 15, 2007, Surface Coatings issued 5,000,000 shares of common stock in exchange for a 100% equity interest in Surface Armor.  As a result of the share exchange, Surface Armor became the wholly owned subsidiary of Surface Coatings.  As a result, the members of Surface Armor owned a majority of the voting stock of Surface Coatings.  The transaction was accounted for as a reverse merger whereby Surface Armor was considered to be the accounting acquirer as its members retained control of Surface Coatings after the exchange, although Surface Coatings is the legal parent company.  The share exchange was treated as a recapitalization of Surface Coatings.  As such, Surface Armor, (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Surface Coatings had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.  The share exchange transaction was effected to change the state of incorporation to allow the opportunity for a reduction of franchise taxes under the new Texas franchise tax calculations and to facilitate the initial public offering.  At the time of the exchange transaction, Surface Coatings had no assets or liabilities and Surface Armor had assets of approximately $57,000 with equity of approximately $19,500.

The capital structure of Surface Coatings is presented as a consolidated entity as if the transaction had been effected in 2005 to consistently reflect the number of shares outstanding. However, the capital structure as presented is different that the capital structure that appears in the historical statements of Surface Armor, LLC in earlier periods due to the recapitalization accounting.

During 2008, the Company filed a Form S-1 to register the sale of their common stock.  This registration was declared effective on October 14, 2008. Since then the Company has filed a post effective amendment reducing their minimum amount under the Registration Statement from $75,000 to $50,000. As of March 25, 2009, the Company had received $53,050  in subscription deposits which are being held in a separate non-interest bearing account. The funds will be available to be released to the Company subject to the effectiveness and conditions of the post effective amendment.

The Company operates on a calendar year-end. Due to the nature of their operations, the Company operates in only one business segment.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense.  The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

The financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity.  Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid  transactions are recorded; and 3) transactions are recorded in the proper  period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective  periods being presented.

Basis of Presentation:

The Company prepares its financial statements on the accrual basis of accounting.  All intercompany balances and transactions are eliminated.

Cash and Cash Equivalents:

Cash and cash equivalents includes cash in banks with original maturities of three months or less and are stated at cost which approximates market value, which in the opinion of management, are subject to an insignificant risk of loss in value.

Fair Value of Financial Instruments:

The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable and notes payable approximate their fair values due to the short-term maturities of these instruments.  The carrying amount of the Company’s marketable securities and capital leases approximate fair value due to the stated interest rates approximating market rates.

Accounts Receivable:

Accounts receivable are carried at their face amount, less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections.  The Company’s policy is generally not to charge interest on trade receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms.   Write offs are recorded at a time when a customer receivable is deemed uncollectible.  The Company has a large number of customers in various industries and geographies and establishes reasonable credit lines to limit credit risk.

Inventory:

Inventory is comprised of goods purchased for resale; therefore the Company has no raw materials or work in process.  The Company uses the specific identification and FIFO (“First In, First Out”) methods for inventory tracking and valuation.  Inventory is stated at the lower of cost or market value.

Fixed Assets:

Fixed assets are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations.  Depreciation is calculated on a straight-line basis over five to seven years.

Revenue Recognition:

The Company recognizes revenue from the sale of products in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104").  Revenue will be recognized only when all of the following criteria have been met:

Persuasive evidence of an arrangement exists;
Ownership and all risks of loss have been transferred to buyer, which is generally upon shipment;
The price is fixed and determinable; and
Collectibility is reasonably assured.

All inventory is shipped to customers FOB shipping point.  The risk of loss transfers to the customer at the time of shipment.  Currently all revenue is generated from the sale of products and no revenue is earned from services rendered.

The Company’s return policy allows customers to return products for up to 15 days after shipment. Returns were $3,720 and $1,697 for the years ended December 31, 2008 and 2007.  In accordance with Statements of Financial Accounting Standards (“SFAS”) No. 48, "Revenue Recognition when Right of Return Exists” (“SFAS No. 48”), revenue is recorded net of a reserve to estimate returns, markdowns, price concessions and warranty costs. Such reserve is based on management's evaluation of historical experience and company and industry trends.  As of December 31, 2008 and 2007, the allowance for estimated returns was $3,750 and $2,750.  Revenue is recorded net any of sales taxes charged to customers.

Cost of Goods Sold:

The types of costs included in Cost of Goods Sold are:

Direct material costs
Purchasing, receiving and inspection
Ingoing and outgoing freight

Advertising Costs:

The Company incurred $29,905 and $15,044 in advertising costs for the years ended December 31, 2008 and 2007.

Income Taxes:

Income from the corporation is taxed at regular corporate rates per the Internal Revenue Code.  There are no provisions for current taxes due to net available operating losses.

Reclassification:

Certain prior year amounts have been reclassified in the consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows to conform to current period presentation.  These reclassifications were not material to the consolidated financial statements and had no effect on net earnings reported for any period.

Recent Accounting Pronouncements:

The Company does not expect  the  adoption  of  recently  issued  accounting pronouncements  to have a significant  impact on the Company’s  results of  operations, financial position or cash flow.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

NOTE 2 – FIXED ASSETS

Fixed assets at December 31, 2008 and 2007 are as follows:

	2008	2007
Property and Equipment	$21,470	$3,388
Telephone System	1,406	1,406
Less: Accumulated Depreciation	(3,245)	(1,136)
Total Fixed Assets	$19,631	$3,658

Depreciation expense was $2,109 and $703 for the years ended December 31, 2008 and 2007.

NOTE 3 – DUE TO RELATED PARTIES

The Company had the following amounts due to related parties as of December 31, 2008 and 2007:

	2008	2007
Accounts Payable – Related Parties	$33,954	$26,954

Total	$33,954	$26,954

These amounts represent accounts payable to a minority shareholder. There were no specified terms attached to the advances, and they would be repaid when the Company has the available cash to do so.

NOTE 4 – NOTES PAYABLE TO RELATED PARTIES

Note Payable to Shareholder:

The Company’s President has loaned the Company $33,028 since inception and the balance was converted into a note on January 2, 2007.  This note bears interest at a rate of 10% and requires monthly payments of $1,066 for 36 months. The total amount owed at December 31, 2008 was $14,969, of which $11,533 is due during 2009 and is classified as a current liability.

In previous years, the amounts owed were reflected in “Due to Related Parties”.

Notes Payable to Related Parties:

As of December 31, 2008 and 2007, the Company owed the following amounts under note agreements with a related party:

	2008	2007
Trinity Operations Note	$54,596	$21,961
Trinity Advance Note	20,000	20,000
Total (All Long-Term)	$74,596	$41,961

The Company has borrowed $54,596 from Trinity Heritage Construction, L.L.C (“Trinity”) to fund operations (“Trinity Operations Note”).  This note bears interest at a rate of 10% and is due in full on March 1, 2010 and is classified as a long-term liability.

The Company borrowed $20,000 from Trinity in 2005 and 2006 as start-up capital (“Trinity Advance Note”).  This note bears interest at a rate of 10% and is due in full on March 1, 2010 and is classified as a long-term liability.

The Company’s Vice-President, who is a shareholder of the company, is also an officer and shareholder in Trinity.

NOTE 5 – NOTE PAYABLE (CAPITAL LEASES)

In June 2008, the Company entered into a capital lease agreement for the lease of equipment.  The lease requires monthly payments of $278 for four years.  At the end of the lease term, the Company is entitled to purchase the equipment for $1.  The total amount owed at December 31, 2008 was $11,119, of which $3,336 is due during 2009 and is classified as a current liability.

NOTE 6 – LINE OF CREDIT

The Company has a line of credit (“LOC”) with Bank of America.  The LOC has a $30,000 credit limit, and bears an interest rate of 12.24% per annum.  The Company is required to make monthly payments equal to 1% of the outstanding balance plus the interest expense for the previous month.    As of December 31, 2008 and 2007, the amounts outstanding under this line of credit were $33,139 and $21,955, respectively.

NOTE 7 – EQUITY

The Company is authorized to issue 20,000,000 preferred shares at a par value of $.001 per share.  There were 0 and 0 shares outstanding as of December 31, 2008 and 2007, respectively.

The Company is authorized to issue 50,000,000 common shares at a par value of $.001 per share.  These shares have full voting rights.  There were 5,000,000 and 5,000,000 shares issued and outstanding as of December 31, 2008 and 2007, respectively.

As of December 31, 2008, the Company had received deposits totaling $33,150 for the sale of 66,300 shares of common stock under the registration statement which became effective in October, 2008, contingent upon raising additional capital after December 31, 2008.  Therefore, this amount is carried as a liability as of December 31, 2008.

The Company does not have any stock option plans or stock warrants.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company leases office and warehouse space in Rockwall, Texas at a rate of $1,380 per month.  The payments are made up by a $1,000 per month lease which expires in July 2011, and a $380 month-to-month rent agreement.  Future lease obligations are $12,000 in 2009, $12,000 in 2010 and $7,000 thereafter.

NOTE 9 – INCOME TAXES

The Company has adopted SFAS No. 109, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable (deferred tax liability) or benefit (deferred tax asset).   Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The cumulative tax effect at the expected tax rate of 34% of significant items comprising the Company’s net deferred tax amounts as of December 31, 2008 and 2007 are as follows:

	2008	2007
Net Operating Loss Carryforward	$65,584	$47,376
Less: Valuation Allowance	(65,584)	(47,376)
Net Deferred Tax Asset	$0	$0

The net deferred tax asset generated by the loss carryforward has been fully reserved. The cumulative net operating loss carry-forward is approximately $192,894 at December 31, 2008, and will expire in the years 2025 through 2028.

The realization of deferred tax benefits is contingent upon future earnings and is fully reserved at December 31, 2008.

NOTE 10 – SUBSEQUENT EVENT

The Company is authorized to issue 50,000,000 common shares at a par value of $.001 per share.  These shares have full voting rights.

In 2008, the Company filed a registration statement with the U.S. Securities & Exchange Commission (“SEC”) in order to raise funds to expand its business and execute its business plan.  The filing became effective in October 2008 which gave the Company the opportunity to sell up to 1,000,000 shares of common stock at $0.50 per share.  As of March 25, 2009, the Company had received $53,050 in subscription deposits which are being held in a separate non-interest bearing account. The funds will be available to be released to the Company subject to the effectiveness and conditions of the post effective amendment.

NOTE 11 – FINANCIAL CONDITION AND GOING CONCERN

The Company has an accumulated deficit through December 31, 2008 totaling $192,894 and had negative working capital of $70,218.  Because of this accumulated deficit, the Company will require additional working capital to develop its business operations.

The Company has experienced no loan defaults, labor stoppages, legal proceedings or any other operating interruption in 2008 or so far in 2009.  Therefore, these items will not factor into whether the business continues as a going concern, and accordingly, Management has not made any plans to dispose of assets or factor receivables to assist in generating working capital.

The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing, or additional loans from Management if there is need for liquidity.   Management may also consider reducing administrative costs and suspending all bonus and incentive programs.  There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company’s working capital requirements.  To the extent that funds generated from private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital.   No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.  If adequate working capital is not generated from operations, financing is not available, or Management cannot loan sufficient funds, the Company may not be able to continue its operations.

Management believes that the efforts it has made to promote its operation will continue for the foreseeable future.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 12 – NEW ACCOUNTING PRONOUCEMENTS

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404 (b)”), as amended by SEC Release No. 33-8760 on December 15, 2006.  Commencing with the Company’s Annual Report for the year ending December 31, 2008, the Company is required to include a report of management on the Company’s internal control over financial reporting.  The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of its year-end and of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

In June 2008, the SEC approved a one year extension of the compliance data for smaller public companies to meet the Section 404 (b) auditor attestation requirement of the Sarbanes-Oxley Act regarding the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In 2007, the FASB issued the following:

-	SFAS No. 141: (Revised 2007), “Business Combinations”

-	SFAS No. 159: “The Fair Value Option for Financial Assets and Financial Liabilities”

-	SFAS No. 160: “Noncontrolling Interest in Consolidated Financial Statements”

In 2008, the FASB issued the following:

-	SFAS No. 161: “Disclosures about Derivative Instruments and Hedging Activities”

-	SFAS No. 162: “The Hierarchy of Generally Accepted Accounting Principles”

-	SFAS No. 163: “Accounting for Financial Guarantee Insurance Contracts”

Management has reviewed these new standards and believes that they have no material impact on the financial statements of the Company.

Surface Coatings, Inc.
2010 Industrial Blvd, Suite 605
Rockwall, Texas 75087
(972) 722-7351

April 14, 2009

U.S. Securities & Exchange Commission
100 F Street NE
Washington, DC 20549

Dear Sir:

The accompanying unaudited financial statements as of February 28, 2009 and for the two months ended February 28, 2009 and February 29, 2008, have been prepared in accordance with generally accepted accounting principles and include all adjustments which in the opinion of management are necessary in order to make the financial statements not misleading.

Sincerely,

/s/ Richard Pietrykowski
Richard Pietrykowski
President

SURFACE COATINGS, INC.
Balance Sheet
At February 28, 2009 and December 31, 2008

	UNAUDITED Feb 28 2009	AUDITED Dec 31, 2008

ASSETS
Current Assets
Cash and Cash Equivalents	$52,050	$33,123
Accounts Receivable (net of allowance for doubtful accounts of $3,126 and $3,126)	44,012	48,587
Allowance for Estimated Returns	(3,750)	(3,750)
Prepaid Expenses	0	1,000
Inventory	81,093	61,977
Total Current Assets	173,405	140,937

Fixed Assets, net of Accumulated Depreciation of $3,596 and $3,245	17,156	19,631
Total Fixed Assets	17,156	19,631
TOTAL ASSETS	$190,561	$160,568

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Cash Overdraft	$15,517	$16,892
Accounts Payable	44,375	25,238
Accrued Expenses	57,714	53,913
Current portion of Long Term Liabilities	15,351	14,869
Due to Related Parties	33,954	33,954
Subscription Deposits	52,050	33,150
Line of Credit	27,930	33,139
Total Current Liabilities	246,891	211,155

Long Term Liabilities
Note Payable to Shareholder	1,064	3,436
Note Payable - Equipment	7,227	7,783
Note Payables to Related Parties	64,096	74,596
Total Long Term Liabilities	72,387	85,815
Total Liabilities	319,278	296,970

Stockholders' Equity
Common Stock, $.001 par value, 50,000,000 shares authorized, 5,000,000 shares issued and outstanding	$5,000	$5,000
Paid-In Capital	51,492	51,492
Retained Earnings (Deficit)	(185,209)	(192,894)
Total Stockholders' Equity	(128,717)	(136,402)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$190,561	$160,568

The accompanying notes are an integral part of these financial statements.

SURFACE COATINGS, INC.
Statement of Operations
For the Two Months Ended February 28, 2009 and February 29, 2008

(Unaudited)
	Feb 28	Feb 29
	2009	2008

REVENUES	$99,468	98,167
COST OF SALES	48,966	59,430
GROSS PROFIT	50,502	38,737

OPERATING EXPENSES
Depreciation and Amortization	542	351
Advertising Expense	4,521	4,359
General and Administrative Expenses	37,304	36,458
TOTAL OPERATING EXPENSES	$42,367	41,168

NET OPERATING INCOME (LOSS)	8,135	(2,431)

OTHER INCOME (EXPENSE)
Interest Income	0	0
Interest Expense	(450)	(465)
TOTAL OTHER INCOME (EXPENSE)	(450)	(465)

NET INCOME (LOSS) BEFORE INCOME TAXES	7,685	(2,896)

Provision for Income Taxes (Expense) Benefit	0	0

NET INCOME (LOSS)	$7,685	(2,896)

EARNINGS PER SHARE Primary and Diluted

Weighted Average of Outstanding Shares	5,000,000	5,000,000
Income (Loss) for Common Stockholders	$0.00	(0.00)

The accompanying notes are an integral part of these financial statements.

SURFACE COATINGS, INC.
Statement of Cash Flows
For the Two Months Ended February 28, 2009 and February 29, 2008
(Unaudited)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$7,685	$(2,896)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and Amortization	542	351
(Increase) Decrease in Accounts Receivable	4,575	(23,973)
(Increase) in Inventory	(19,116)	(13,541)
Decrease in Other Assets	1,000	0
Increase in Accounts Payable	19,137	22,265
(Decrease) in Overdraft	(1,375)	0
Increase in Accrued Expenses	3,800	5,494
Increase (Decrease) in Line of Credit	(5,208)	2,005
Net Cash (Used) by Operating Activities	11,040	(10,295)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of Fixed Assets	1,933	0
Net Cash Used for Investing Activities	1,933	0

CASH FLOWS FROM FINANCING ACTIVITIES
NP from Shareholder	(1,890)	(1,711)
Subscription Deposits	18,900	0
Capitalized Lease Obligation	(556)	0
NP from Related Parties	(10,500)	10,501
Net Cash Provided by Financing Activities	5,954	8,790

NET INCREASE IN CASH AND CASH EQUIVALENTS	18,927	(1,505)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	33,123	3,646

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$52,050	$2,141

SUPPLEMENTAL DISCLOSURES
Cash Paid During the Year for Interest Expense	$450	$0
Stock Issued for Fixed Assets & Inventory	$0	$0

 The accompanying notes are an integral part of these financial statements.

SURFACE COATINGS, INC.
Statement of Changes in Stockholders' Equity
For the Two Months Ended February 28, 2009
(Unaudited)

	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Totals

BALANCE AT DECEMBER 31, 2008	5,000,000	$5,000	$51,492	$(192,894)	$(136,402)

Net Income				7,685	7,685

BALANCE AT FEBRUARY 28, 2009	5,000,000	$5,000	$51,492	$(185,209)	$(128,717)

The accompanying notes are an integral part of these financial statements.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
February 28, 2009

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Surface Coatings, Inc. (“Surface Coatings”, the “Company”) is the parent company of Surface Armor, LLC, (“Surface Armor”) a company incorporated under the laws of the State of Texas on July 19, 2005.  The Company operates as a converter and distributor of temporary surface protection tapes, mainly to the construction industry and for the past two years has been developing its business. The Company is located in Texas and sells its product locally as a distributor and throughout the U.S. over the internet.

Surface Coatings is a private holding company established under the laws of Nevada on February 12, 2007, was formed in order to acquire 100% of the outstanding membership interests of Surface Armor.  On February 15, 2007, Surface Coatings issued 5,000,000 shares of common stock in exchange for a 100% equity interest in Surface Armor.  As a result of the share exchange, Surface Armor became the wholly owned subsidiary of Surface Coatings.  As a result, the members of Surface Armor owned a majority of the voting stock of Surface Coatings.  The transaction was accounted for as a reverse merger whereby Surface Armor was considered to be the accounting acquirer as its members retained control of Surface Coatings after the exchange, although Surface Coatings is the legal parent company.  The share exchange was treated as a recapitalization of Surface Coatings.  As such, Surface Armor, (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Surface Coatings had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.  The share exchange transaction was effected to change the state of incorporation to allow the opportunity for a reduction of franchise taxes under the new Texas franchise tax calculations and to facilitate the initial public offering.  At the time of the exchange transaction, Surface Coatings had no assets or liabilities and Surface Armor had assets of approximately $57,000 with equity of approximately $19,500.

The capital structure of Surface Coatings is presented as a consolidated entity as if the transaction had been effected in 2005 to consistently reflect the number of shares outstanding. However, the capital structure as presented is different that the capital structure that appears in the historical statements of Surface Armor, LLC in earlier periods due to the recapitalization accounting.

During 2008, the Company filed a Form S-1 to register the sale of their common stock.  This registration was declared effective on October 14, 2008. Since then the Company has filed a post effective amendment reducing their minimum amount under the Registration Statement from $75,000 to $50,000.  As of March 25, 2009, the Company had received $53,050  in subscription deposits which are being held in a separate non-interest bearing account. The funds will be available to be released to the Company subject to the effectiveness and conditions of the post effective amendment.

The Company operates on a calendar year-end. Due to the nature of their operations, the Company operates in only one business segment.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense.  The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

The financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity.  Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid  transactions are recorded; and 3) transactions are recorded in the proper  period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective  periods being presented.

Basis of Presentation:

The Company prepares its financial statements on the accrual basis of accounting.  All intercompany balances and transactions are eliminated.

Cash and Cash Equivalents:

Cash and cash equivalents includes cash in banks with original maturities of three months or less and are stated at cost which approximates market value, which in the opinion of management, are subject to an insignificant risk of loss in value.

Fair Value of Financial Instruments:

The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable and notes payable approximate their fair values due to the short-term maturities of these instruments.  The carrying amount of the Company’s marketable securities and capital leases approximate fair value due to the stated interest rates approximating market rates.

Accounts Receivable:

Accounts receivable are carried at their face amount, less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections.  The Company’s policy is generally not to charge interest on trade receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms.   Write offs are recorded at a time when a customer receivable is deemed uncollectible.  The Company has a large number of customers in various industries and geographies and establishes reasonable credit lines to limit credit risk.

Inventory:

Inventory is comprised of goods purchased for resale; therefore the Company has no raw materials or work in process.  The Company uses the specific identification and FIFO (“First In, First Out”) methods for inventory tracking and valuation.  Inventory is stated at the lower of cost or market value.

Fixed Assets:

Fixed assets are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations.  Depreciation is calculated on a straight-line basis over five to seven years.

Revenue Recognition:

The Company recognizes revenue from the sale of products in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104").  Revenue will be recognized only when all of the following criteria have been met:

Persuasive evidence of an arrangement exists;
Ownership and all risks of loss have been transferred to buyer, which is generally upon shipment;
The price is fixed and determinable; and
Collectibility is reasonably assured.

All inventory is shipped to customers FOB shipping point.  The risk of loss transfers to the customer at the time of shipment.  Currently all revenue is generated from the sale of products and no revenue is earned from services rendered.

The Company’s return policy allows customers to return products for up to 15 days after shipment. Returns were $3,720 and $1,697 for the years ended December 31, 2008 and 2007.  In accordance with Statements of Financial Accounting Standards (“SFAS”) No. 48, "Revenue Recognition when Right of Return Exists” (“SFAS No. 48”), revenue is recorded net of a reserve to estimate returns, markdowns, price concessions and warranty costs. Such reserve is based on management's evaluation of historical experience and company and industry trends.  As of December 31, 2008 and 2007, the allowance for estimated returns was $3,750 and $2,750.  Revenue is recorded net any of sales taxes charged to customers.

Cost of Goods Sold:

The types of costs included in Cost of Goods Sold are:

Direct material costs
Purchasing, receiving and inspection
Ingoing and outgoing freight

Advertising Costs:

The Company incurred $4,521 and $4,359 in advertising costs for the two months ended February 28, 2009 and 2008.

Income Taxes:

Income from the corporation is taxed at regular corporate rates per the Internal Revenue Code.  There are no provisions for current taxes due to net available operating losses.

Reclassification:

Certain prior year amounts have been reclassified in the consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows to conform to current period presentation.  These reclassifications were not material to the consolidated financial statements and had no effect on net earnings reported for any period.

Recent Accounting Pronouncements:

The Company does not expect  the  adoption  of  recently  issued  accounting pronouncements  to have a significant  impact on the Company’s  results of  operations, financial position or cash flow.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

NOTE 2 – FIXED ASSETS

Fixed assets at February 28, 2009 and December 31, 2008 are as follows:

	2009	2008
Property and Equipment	$19,346	$21,470
Telephone System	1,406	1,406
Less: Accumulated Depreciation	(3,596)	(3,245)
Total Fixed Assets	$17,156	$19,631

Depreciation expense was $542 and $351 for the two months ended February 28, 2009 and February 29, 2008.

NOTE 3 – DUE TO RELATED PARTIES

The Company had the following amounts due to related parties as of February 28, 2009 and December 31, 2008:

	2009	2008
Accounts Payable – Related Parties	$33,954	$33,954
Total	$33,954	$33,954

These amounts represent accounts payable to a minority shareholder. There were no specified terms attached to the advances, and they would be repaid when the Company has the available cash to do so.

NOTE 4 – NOTES PAYABLE TO RELATED PARTIES

Note Payable to Shareholder:

The Company’s President has loaned the Company $33,028 since inception and the balance was converted into a note on January 2, 2007.  This note bears interest at a rate of 10% and requires monthly payments of $1,066 for 36 months. The total amount owed at February 28, 2009 was $13,079, of which $12,015 is due during the next twelve months.  $1,064 is classified as a long-term liability.

In previous years, the amounts owed were reflected in “Due to Related Parties”.

Notes Payable to Related Parties:

As of February 28, 2009 and December 31, 2008, the Company owed the following amounts under note agreements with a related party:

	2009	2008
Trinity Operations Note	$44,096	$54,596
Trinity Advance Note	20,000	20,000
Total (All Long-Term)	$64,096	$74,596

The Company has borrowed $44,096 from Trinity Heritage Construction, L.L.C (“Trinity”) to fund operations (“Trinity Operations Note”).  This note bears interest at a rate of 10% and is due in full on March 1, 2010 and is classified as a long-term liability.

The Company borrowed $20,000 from Trinity in 2005 and 2006 as start-up capital (“Trinity Advance Note”).  This note bears interest at a rate of 10% and is due in full on March 1, 2010 and is classified as a long-term liability.

The Company’s Vice-President, who is a shareholder of the company, is also an officer and shareholder in Trinity.

NOTE 5 – NOTE PAYABLE (CAPITAL LEASES)

In June 2008, the Company entered into a capital lease agreement for the lease of equipment.  The lease requires monthly payments of $278 for four years.  At the end of the lease term, the Company is entitled to purchase the equipment for $1.  The total amount owed at February 28, 2009 was $10,563, of which $3,336 is due during the next twelve months and is classified as a current liability and $2,502 due in 2009.  The total amount due at December 31, 2008 was $11,119, of which $3,336 was due during 2009 and is classified as a current liability.

NOTE 6 – LINE OF CREDIT

The Company has a line of credit (“LOC”) with Bank of America.  The LOC has a $36,000 credit limit, and bears an interest rate of 12.24% per annum.  The Company is required to make monthly payments equal to 1% of the outstanding balance plus the interest expense for the previous month.    As of February 28, 2009 and December 31, 2008, the amounts outstanding under this line of credit were $27,930 and $33,139, respectively.

NOTE 7 – EQUITY

The Company is authorized to issue 20,000,000 preferred shares at a par value of $.001 per share.  There were 0 and 0 shares outstanding as of February 28, 2009 and December 31, 2008, respectively.

In 2008, the Company filed a registration statement with the U.S. Securities & Exchange Commission (“SEC”) in order to raise funds to expand its business and execute its business plan.  The filing became effective in October 2008 which gave the Company the opportunity to sell up to 1,000,000 shares of common stock at $0.50 per share.  The Company is authorized to issue 50,000,000 common shares at a par value of $.001 per share.  These shares have full voting rights.  There were 5,000,000 and 5,000,000 shares issued and outstanding as of February 28, 2009 and December 31, 2008, respectively.

As of February 28, 2009 and December 31, 2008, the Company had received deposits totaling $52,050 and $33,150 for the sale of 106,100 and 66,300 shares of common stock, respectively, under the registration statement which became effective in October, 2008, contingent upon raising additional capital after December 31, 2008.  Therefore, this amount is carried as a liability as of February 28, 2009 and December 31, 2008.

The Company does not have any stock option plans or stock warrants.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company leases office and warehouse space in Rockwall, Texas at a rate of $1,380 per month.  The payments are made up by a $1,000 per month lease which expires in July 2011, and a $380 month-to-month rent agreement.  Future lease obligations are $9,000 in 2009, $12,000 in 2010 and $7,000 thereafter.

NOTE 9 – INCOME TAXES

The Company has adopted SFAS No. 109, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable (deferred tax liability) or benefit (deferred tax asset).   Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Deferred tax assets at February 28, 2009 and December 31, 2008 consisted of the following:

	2009	2008
Net Operating Loss Carryforward	$62,852	$65,584
Less: Valuation Allowance	(62,852)	(65,584)
Net Deferred Tax Asset	$0	$0

The net deferred tax asset generated by the loss carryforward has been fully reserved. The cumulative net operating loss carry-forward is approximately $185,000 at February 28, 2009, and will expire in the years 2025 through 2029.

The difference in the income tax benefit not shown in the consolidated statements of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss for 2008 is attributable to the valuation allowance.

The realization of deferred tax benefits is contingent upon future earnings and is fully reserved at February 29, 2009.

NOTE 10 – FINANCIAL CONDITION AND GOING CONCERN

The Company has an accumulated deficit through February 28, 2009 totaling $184,857 and had negative working capital of $73,485.  Because of this accumulated deficit, the Company will require additional working capital to develop its business operations.

The Company has experienced no loan defaults, labor stoppages, legal proceedings or any other operating interruption in 2008 or so far in 2009.  Therefore, these items will not factor into whether the business continues as a going concern, and accordingly, Management has not made any plans to dispose of assets or factor receivables to assist in generating working capital.

The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing, or additional loans from Management if there is need for liquidity.   Management may also consider reducing administrative costs and suspending all bonus and incentive programs.  There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company’s working capital requirements.  To the extent that funds generated from private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital.   No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.  If adequate working capital is not generated from operations, financing is not available, or Management cannot loan sufficient funds, the Company may not be able to continue its operations.

Management believes that the efforts it has made to promote its operation will continue for the foreseeable future.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 11 – NEW ACCOUNTING PRONOUCEMENTS

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404 (b)”), as amended by SEC Release No. 33-8760 on December 15, 2006.  Commencing with the Company’s Annual Report for the year ending December 31, 2008, the Company is required to include a report of management on the Company’s internal control over financial reporting.  The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of its year-end and of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

In June 2008, the SEC approved a one year extension of the compliance data for smaller public companies to meet the Section 404 (b) auditor attestation requirement of the Sarbanes-Oxley Act regarding the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In 2007, the FASB issued the following:

SFAS No. 141: (Revised 2007), “Business Combinations”

SFAS No. 159:  “The Fair Value Option for Financial Assets and Financial Liabilities”

SFAS No. 160:  “Noncontrolling Interest in Consolidated Financial Statements”

In 2008, the FASB issued the following:

SFAS No. 161: “Disclosures about Derivative Instruments and Hedging Activities”

SFAS No. 162:  “The Hierarchy of Generally Accepted Accounting Principles”

SFAS No. 163:  “Accounting for Financial Guarantee Insurance Contracts”

Management has reviewed these new standards and believes that they have no material impact on the financial statements of the Company.

No dealer, salesman or any other person has been authorized to give any quotation or to make any representations in connection with the offering described herein, other than those contained in this Prospectus. If given or made, such other information or representation'; must not he relied upon as having been authorized by the Company or by any Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an otter to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

TABLE OF CONTENTS
Prospectus Summary	4
Corporate Information	4
Summary Financial Data	4
Risk Factors	5
Forward Looking Statements	8
Dilution	8
Plan of Distribution	10
Use of Proceeds	11
Description of Business	13
Management’s Discussion and Plan of Operations	23
Description of Property	25
Director’s, Executive Officers and Significant Employees	25
Remuneration of Officers and Directors	26
Interest of Management and Others in Certain Transactions	27
Principal Shareholders	28
Significant Parties	28
Securities Being Offered	29
Relationship with Issuer of Experts Named in Registration Statement	29
Legal Proceedings	29
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	29
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	29
Legal Matters	30
Experts	30
Dividend Policy	30
Capitalization	30
Transfer Agent	31
Financial Statements	F-1

Until the 90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1. Indemnification of Directors and Officers

Our certificate of incorporation provides that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada Revised Statutues, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Article Thirteen of our Articles of Incorporation states:

No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that nothing contained herein shall limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for any act or omission occurring prior to their resignation as a director.

Item 2. Other Expenses of Issuance and Distribution

All expenses, including all allocated general administrative and overhead expenses, related to the offering or the organization of the Company will be borne by the Company. Neither the company or any shareholder has paid any premium on any policy to insure or indemnify directors or officers against any liabilities arising from the registration, offering, or sale of these securities.

The following table sets forth a reasonable itemized statement of all anticipated out-of-pocket and overhead expenses (subject to future contingencies) to be incurred in connection with the distribution of the securities being registered, reflecting the minimum and maximum subscription amounts.

	Minimum	Maximum
SEC Filing Fee	$64	$64
Printing and Engraving Expenses	1,000	5,000
Legal Fees and Expenses	2,500	15,500
Edgar Fees	2,800	2,800
Accounting Fees and Expenses	3,000	3,000
Blue Sky Fees and Expenses	4,500	7,000
Miscellaneous	2,905	405
TOTAL	$16,769	$33,769

As more shares are sold, we anticipate legal fees to increase due to the liklihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings. Also, as more shares are sold, our printing expenses will increase.

Item 3.        Undertakings
1(a)	Rule 415 Offering. If the small business issuer is registering securities under Rule 415 of the Securities Act (230.415 of this chapter), that the small business issuer will:
         (1)    File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:
                (i)    Include any prospectus required by section 10(a)(3) of the Securities Act; and
                (ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
                (iii)    Include any additional or changed material information on the plan of distribution.
         (2)    For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
         (3)    File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
         (4)    For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to his registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Registrant hereby undertakes to request acceleration of the effective date of the registration statement under Rule 461 of the Securities Act:

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter ahs been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Securities Act and will be governed by the final adjudication of such issue.

Item 4.          Unregistered Securities Issued or Sold Within One Year

In February 2007, the Company issued 5,000,000 shares of common stock in exchange for 100% of the outstanding common stock of Surface Armor, LLC (SAL). Of the 5,000,000 shares issued, the officers received 4,500,000 shares and two unrelated individuals each received 250,000, each receiving their stock for their respective ownership in SAL. This stock was issued under the exemption under the Securities Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The company relied upon this exemption because in a private transaction in February 2007, the shareholders of a private corporation received their respective shares for their ownership of the Company which they received for equity in SAL. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form SB-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Rockwall, State of Texas, on April 27, 2009 .

Surface Coatings, Inc.

By: /s/ Richard Pietrykowski Richard Pietrykowski, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates stated.

Signature	Title	Date

/s/ Richard Pietrykowski Richard Pietrykowski	President, Secretary, Treasurer, Director	April 27, 2009

/s/ Richard Pietrykowski Richard Pietrykowski	Chief Executive Officer	April 27, 2009

/s/ Richard Pietrykowski Richard Pietrykowski	Chief Financial Officer	April 27, 2009

/s/ Richard Pietrykowski Richard Pietrykowski	Chief Accounting Officer	April 27, 2009

/s/ JohnDonahoe John Donahoe	Vice-President and Director	April 27, 2009

Item 5. Exhibits

The following Exhibits are filed as part of the Registration Statement:

Exhibit No.			Identification of Exhibit
2.1	*	-	Articles of Incorporation
2.4	*	-	By Laws
3.1	*	-	Specimen Stock Certificate
4.1	*	-	Form of Subscription Agreement
23.1		-	Consent of The Hall Group, CPAs
11.1	*	-	Opinion and Consent of The Law Offices of J. Hamilton McMenamy, PC
99.0	*	-	Note Agreements

* Filed previously